SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PLANTRONICS, INC.

(Name of Registrant as Specified in its Charter)

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Ken Kannappan

President and Chief Executive Officer

May 26, 2004

Dear Fellow Stockholders:

Headsets are becoming mainstream. Our unit volumes were up 45% last year with just over 15 million units shipped. Headsets enable individuals to communicate more comfortably and effectively on the go, in the office and at home. We believe the outlook for increased adoption of headsets is excellent, especially given the additional benefits provided by wireless solutions.

Despite our growth and progress, much remains to be done. We intend to improve our business further. We are beginning to increase the level of investment in the development of more stylish headsets and a broader portfolio of wireless solutions. We also aim to provide even greater benefits in terms of mobility, voice command and acoustic clarity. Attracting and retaining talented employees remains as important as ever for us to pursue these initiatives.

Our goal is to increase stockholder value. We look forward to retaining a motivated team to execute our plans. We balance that goal with the need to manage the significant cost to stockholders of option programs. Last year we asked stockholders to approve one million additional shares, down 50% from the level we had asked in the prior year. This year we have amended our 2003 Stock Plan to include restricted stock units and awards of capped stock appreciation rights. We believe that awards of restricted stock, restricted stock units, and capped stock appreciation rights can help achieve our objectives of attracting, retaining, motivating and rewarding employees and directors with lower dilution than options and at a lower cost, from a financial accounting perspective, than options.

In support of our objectives, we request your approval of four key proposals at our Annual Meeting. First, we seek the election of six members to our Board of Directors. Second, we seek approval of the amendment and restatement of the 2003 Stock Plan, which includes an increase of one million shares of common stock issuable thereunder. Third, we seek approval of the amendment to the 2003 Stock Plan to allow a portion of the share reserve to be used for awards of restricted stock, restricted stock units and capped stock appreciation rights. Finally, we ask that you ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for fiscal 2005.

Each of the proposals is discussed in greater detail in the following Proxy Statement. Thank you for your support of Plantronics.

Very truly yours,

Ken Kannappan

PROXY STATEMENT

PRINCIPAL EXECUTIVE OFFICES 345 Encinal Street Santa Cruz, CA 95060	PLACE OF MEETING Plantronics, Inc. 345 Encinal Street Santa Cruz, CA 95060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held July 21, 2004

To the Stockholders:

Our 2004 Annual Meeting of Stockholders will be held on Wednesday, July 21, 2004 at 2:00 p.m., PDT, at 345 Encinal Street, Santa Cruz, California. Our Board of Directors is soliciting proxies for the Annual Meeting. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. We ask that you please read it carefully.

The purpose of the Annual Meeting is to:

1.	Elect six Directors to serve until the next Annual Meeting and until their successors are duly elected and qualified.

2.	Approve the amendment and restatement of the 2003 Stock Plan, which includes an increase of one million shares of common stock issuable thereunder.

3.	Approve the amendment to the 2003 Stock Plan to allow a portion of the share reserve to be used for awards of restricted stock, restricted stock units and capped stock appreciation rights.

4.	Ratify the appointment of PricewaterhouseCoopers LLP as independent accountants of Plantronics for fiscal 2005.

5.	Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only Plantronics stockholders of record at the close of business on May 24, 2004 are entitled to vote at the Annual Meeting. To assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible. We enclose a postage-prepaid envelope for that purpose. You may also cast your vote by telephone or over the Internet as instructed on the enclosed proxy card. Any stockholder of record attending the Annual Meeting may vote in person, even if she or he has returned a proxy, or voted by telephone or over the Internet.

BY ORDER OF THE BOARD OF DIRECTORS

Rich Pickard
Secretary

Santa Cruz, California

May 26, 2004

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. ALTERNATIVELY, YOU MAY VOTE OVER THE INTERNET OR BY TELEPHONE, AS INSTRUCTED ON THE PROXY CARD.

PLANTRONICS, INC.

PROXY STATEMENT

FOR 2004 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

Your vote is very important. Our Board of Directors is soliciting proxies for the 2004 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

This Proxy Statement, the form of proxy and the 2004 Annual Report to Stockholders will be mailed to stockholders of record at the close of business on May 24, 2004, on or about June 7, 2004. The Annual Report is not a part of this Proxy Statement. Our principal executive offices are located at 345 Encinal Street, Santa Cruz, California. Our telephone number at that location is (800) 544-4660.

The Annual Meeting will be held at 2:00 p.m. PDT on Wednesday, July 21, 2004 at our Santa Cruz office location at 345 Encinal Street, Santa Cruz, California.

Plantronics will pay the costs of soliciting proxies from stockholders. We have engaged The Proxy Advisory Group of Strategic Stock Surveillance, LLC to assist us in the solicitation of proxies from brokers, bank nominees and other institutional owners, for a fee of $7,500, plus expenses. We may also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the voting materials to the beneficial owners. Directors, officers and regular employees may solicit proxies on behalf of Plantronics, without additional compensation, personally or by telephone.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who can vote?

The Board of Directors set May 24, 2004 as the record date for the Annual Meeting. All stockholders of record who owned Plantronics common stock at the close of business on May 24, 2004 may attend and vote at the Annual Meeting or any adjournments thereof. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. At the close of business on the record date, there were 47,668,381 shares of common stock outstanding.

How many votes are required to hold the Annual Meeting?

The required quorum for the transaction of business at the Annual Meeting is a majority of shares of common stock issued and outstanding on the record date. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the “Votes Cast”) with respect to such matter.

How are abstentions and broker non-votes treated?

While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of Directors). In the absence of a controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal as to which the abstention is made.

Pursuant to new regulations promulgated by the New York Stock Exchange (“NYSE”) that came into effect on June 30, 2003, brokers and other nominees that are NYSE member organizations are prohibited from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. Therefore, for any of your shares held through a broker or other nominee who is a NYSE member organization, such shares will only be voted in favor of Proposals Two and Three if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of that proposal. Otherwise, Broker non-votes will not have any effect on the outcome of the voting on a Proposal.

How many votes are required to pass a proposal?

A plurality of the votes cast is required to elect Directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected.

A vote is withheld when a properly executed proxy is marked WITHHELD FROM ALL NOMINEES or for all nominees except as noted above for the election of one or more Directors.

The affirmative vote of a majority of the votes present or represented and entitled to vote is required for all other matters.

How does the Board recommend I vote on the proposals?

The Board recommends votes:

•	FOR each of the nominees for the Board of Directors listed in this Proxy Statement.

•	FOR the approval of the amendment and restatement of the 2003 Stock Plan, which includes an increase of one million shares of common stock issuable thereunder.

•	FOR the approval of the amendment to the 2003 Stock Plan to allow a portion of the share reserve to be used for awards of restricted stock, restricted stock units and capped stock appreciation rights.

•	FOR the appointment of PricewaterhouseCoopers LLP, independent accountants, to audit the consolidated financial statements of Plantronics for its fiscal 2005.

What does it mean to vote by proxy?

By giving your proxy, you give someone else the right to vote your shares in accordance with your instructions. In this way, you assure that your vote will be counted even if you are unable to attend the Annual Meeting. In this case, we are asking you to give your proxy to Ken Kannappan, our President and Chief Executive Officer, Barbara Scherer, our Senior Vice President – Finance & Administration, and Chief Financial Officer, and Rich Pickard, our Vice President - Legal, General Counsel and Secretary, and each of them individually (the “Proxyholders”). If you give your proxy but do not include specific instructions on how to vote, the Proxyholders will vote your shares for the election of the Board’s nominees, for approval of the amendment and restatement of the 2003 Stock Plan, which includes an increase of one million shares of common stock issuable thereunder, for approval of the amendment to the 2003 Stock Plan to allow a portion of the share reserve to be used for awards of restricted stock, restricted stock units and capped stock appreciation rights, and for the ratification of the appointment of the independent accountants.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most Plantronics stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with Equiserve, Plantronics’ transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Plantronics. As the stockholder of record, you have the right to grant your voting proxy directly to the Proxyholders or to vote in person at the Annual Meeting. Plantronics has enclosed or sent a proxy card for you to use.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the Annual Meeting. HOWEVER, SINCE YOU ARE NOT THE STOCKHOLDER OF RECORD, YOU MAY NOT VOTE THESE SHARES IN PERSON AT THE ANNUAL MEETING UNLESS YOU OBTAIN A SIGNED PROXY FROM THE RECORD HOLDER GIVING YOU THE RIGHT TO VOTE THE SHARES. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How can I vote?

Plantronics is offering stockholders of record four methods of voting:

•	You may indicate your vote on the enclosed proxy card by signing and dating the card where indicated and mailing the card in the enclosed prepaid envelope;

•	You may vote by telephone;

•	You may vote over the Internet; and

•	Finally, you may also vote in person at the Annual Meeting.

Each stockholder is entitled to one vote for each share of common stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes for the election of Directors.

Electronic voting by telephone or over the Internet may depend on whether you are a stockholder of record or hold your shares as a beneficial owner as discussed above in the answer to the question: What is the difference between holding shares as a stockholder of record and as a beneficial owner? Stockholders of record may vote electronically by telephone or over the Internet by following the instructions included with their proxy card. Stockholders whose shares are registered in the name of a bank or brokerage firm may be eligible to vote electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in ADP’s program.

Stockholders not wishing to vote electronically over the Internet or whose proxy voting form does not reference Internet or telephone voting information should complete and return the enclosed paper proxy voting card. Signing and returning the proxy card or submitting the proxy over the Internet or by telephone does not affect the right to vote in person at the Annual Meeting.

All shares entitled to vote and represented by properly completed proxies received before the Annual Meeting and not revoked will be voted at the Annual Meeting as you instructed. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed proxy voting card will be voted as the Board of Directors recommends.

How can I vote my shares in person at the Annual Meeting?

Stockholders of Record. Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

Beneficial Owners. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares.

EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT YOUR PROXY AS DESCRIBED ABOVE SO THAT YOUR VOTE WILL BE COUNTED IF YOU LATER DECIDE NOT TO ATTEND THE MEETING.

What happens if additional proposals are presented at the Annual Meeting?

Other than the election of Directors and the three other proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as Proxyholders (Ken Kannappan, our President and Chief Executive Officer, Barbara Scherer, our Senior Vice President – Finance & Administration, and Chief Financial Officer, and Rich Pickard, our Vice President-Legal, General Counsel and Secretary) will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. Under our By-laws, the deadline for notifying us of any additional proposals to be presented at the Annual Meeting has passed and, accordingly, stockholders may not present proposals at the Annual Meeting.

Can I change my vote?

You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by executing a new proxy bearing a later date (which automatically revokes the earlier proxy) and delivering it to the Secretary of the Company at or prior to the taking of the vote at the Annual Meeting or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by timely submitting new voting instructions to your broker or nominee.

How can I contact Plantronics to request materials or information referred to in these questions and answers?

You may contact us:

•	By mail addressed to:

Plantronics, Inc.

345 Encinal Street

Santa Cruz, CA 95060

Attn: Investor Relations

•	By calling (831) 426-5858 or (800) 544-4660 and asking for Investor Relations.

•	By leaving a message on our Website at: http://www.plantronics.com/north_america/en_US/forms/ir_request.jhtml

We encourage you to conserve natural resources, as well as reduce printing and mailing costs, by signing up for electronic delivery of our stockholder communications materials. By signing up for electronic delivery, you can receive our proxy materials and stockholder communications as soon as they are available without waiting for them to arrive in the mail. You can also reduce the number of bulky documents in your personal files, eliminate duplicate mailings, conserve natural resources and help us reduce our printing and mailing costs. To sign up for electronic delivery:

•	Stockholder of Record. If you are a stockholder of record (you hold your Plantronics shares in your own name through Plantronics’ transfer agent, Equiserve, or you have stock certificates), visit www.eproxyvote.com/plt to enroll.

•	Beneficial Owner. If you are a beneficial owner (your shares are held by a brokerage firm, a bank or a trustee), visit www.proxyvote.com to enroll.

Your electronic delivery enrollment will be effective until canceled. If you have questions about electronic delivery, please call Plantronics’ Investor Relations at the numbers set forth above.

What is “householding”?

We may send a single set of proxy materials and other stockholder communications to any household at which two or more stockholders reside. This process is called “householding.” This reduces duplicate mailings, saves printing and postage costs as well as natural resources. Proxy materials and other stockholder communications to you may be householded based on your prior express or implied consent. If your proxy materials are being householded and you wish to receive separate copies of the Proxy Statement and/or Annual Report, or if you are receiving multiple copies and would like to receive a single copy, you may contact our Investor Relations office by mail, telephone or the Internet, as described above. If you received a householded mailing this year and you would like to have additional copies mailed to you or you would like to opt out of this practice for future mailings, please submit your request via e-mail to general.counsel@plantronics.com, by telephone at (800) 544-4660 or in writing to Plantronics’ Corporate Secretary at 345 Encinal Street, Santa Cruz, CA 95060.

Voting by participants in Plantronics’ 401(k) Plan.

If a stockholder is a participant in the Plantronics 401(k) Plan, the proxy card will serve as a voting instruction for the trustees of that plan. If shares of common stock in the 401(k) Plan are not voted by returning the proxy card representing such shares, those shares will be voted by the trustees in the same proportion as the shares properly voted.

Deadline for receipt of stockholder proposals for 2005 Annual Meeting of Stockholders.

A stockholder wishing to submit a proposal considered for inclusion in the proxy statement and form of proxy relating to the 2005 Annual Meeting of Stockholders must submit it in the form of a written proposal, and it must be received by Plantronics by the end of the business day on February 11, 2005.

A stockholder wishing to make a proposal at the 2005 Annual Meeting of Stockholders must submit a written proposal that is received by Plantronics no later than April 27, 2005.

Date of our fiscal year end.

This Proxy Statement provides information about the matters to be voted on at the Annual Meeting and also additional information about Plantronics, its Officers and Directors. Some of the information is stated as of the end of fiscal 2004 and some information is provided as of a more current date. Each of our fiscal years end on the Saturday closest to the last day of March. Our fiscal 2004 ended on April 3, 2004. For purposes of consistent presentation, we have indicated in this Proxy Statement that each fiscal year ended “March 31” of the given year, even though the actual fiscal year end may have been on a different calendar date.

CORPORATE GOVERNANCE

Strong corporate governance is an integral part of Plantronics’ core values. Our Company’s corporate governance policies and procedures are available on the corporate governance portal of the Company’s investor relations website, http://www.plantronics.com/north_america/en_US/investor/index.jhtml. The corporate governance portal includes the Company’s Corporate Governance Guidelines, Board Committee Charters, Worldwide Code of Business Conduct and Ethics, Whistleblower Policy, Stockholder Access to Board of Directors Policy and Director Candidates Nomination Policy. Our Corporate Governance Guidelines are presented in their entirety as Appendix A to this Proxy Statement.

We provide below specific information regarding certain corporate governance practices.

Worldwide Code of Business Conduct and Ethics

The Company has a Worldwide Code of Business Conduct and Ethics which applies to all employees, Senior Officers, and Directors. Any waiver of any provision of the Code for a Director or Executive Officer of the Company must be approved in writing by the Board and promptly disclosed to our stockholders. For further information see the corporate governance portal of the Company’s investor relations website, http://www.plantronics.com/north_america/en_US/investor/index.jhtml.

Whistleblower Policy

The Plantronics Audit Committee has established a whistleblower hotline and website available to all employees, stockholders, and the general public for the anonymous submission of suspected violations including but not limited to accounting, internal controls, or auditing matters, conflicts of interest, fraud, harassment, policy violations, environmental violations, substance abuse, theft and workplace violence. For further information see the corporate governance portal of the Company’s investor relations website, http://www.plantronics.com/north_america/en_US/investor/index.jhtml.

Stockholder Access to Board of Directors Policy

The Company’s Stockholder Access to the Board of Directors Policy outlines methods by which shareholders may communicate with Directors. Stockholders may communicate directly with the full Board, the Presiding director, the non-management Directors as a group, or with specified individual Directors by any one of several methods. Communications marked confidential will not be screened prior to delivery to the addressed parties. For further information see the corporate governance portal of the Company’s investor relations website, http://www.plantronics.com/north_america/en_US/investor/index.jhtml.

Formation of a Qualified Legal Compliance Committee

The Audit Committee was designated by the Board of Directors to act as a Qualified Legal Compliance Committee (“QLCC”). Please see the description of this QLCC under the heading Audit Committee in Proposal One.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A Board of six Directors is to be elected at the 2004 Annual Meeting of Stockholders. Each of the six nominees listed below is standing for re-election. Unless otherwise instructed, the Proxyholders will vote the proxies received by them for Plantronics’ six nominees named below. If any nominee of Plantronics is unable or declines to serve as a Director at the time of the Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a Director. The term of office for each person elected as a Director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified.

The names of the nominees and certain information about them as of April 30, 2004 are set forth below:

Name of Nominee	Age	Positions With Plantronics	Director Since
Marv Tseu(1)(2)	56	Director and Chairman of the Board	1999
Ken Kannappan	44	Director, President and Chief Executive Officer	1999
Patti Hart(3)	48	Director	2000
Trude Taylor(2)(3)	83	Director	1989
David Wegmann(1)(2)(3)	57	Director	1988
Roger Wery(1)	42	Director	2001

(1)	Member of the Corporate Governance and Nominating Committee
(2)	Member of the Audit Committee
(3)	Member of the Compensation Committee

Vote Required

If a quorum is present in person or represented by proxy at the 2004 Annual Meeting of Stockholders, the six nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for transaction of business at the Annual Meeting, but will have no other legal effect upon the election of Directors under Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED ABOVE.

Business Experience of Directors

Mr. Tseu was elected to the Board of Directors in 1999 and serves as Chairman of the Board and the Presiding Director of executive sessions. Since October 2002, Mr. Tseu has served as the Chief Executive Officer and a founder of Active Reasoning, Inc., an early stage private company that produces resource management software to help enterprises manage their IT operations. Since November 2001, Mr. Tseu has also been a consulting venture partner with ComVentures, LLP, a venture capital firm focusing on communications companies. From February 2001 to July 2001, Mr. Tseu was Chief Executive Officer of Method Networks, Inc., an Internet technology company helping enterprises automate the management of their Internet networks. From October 1999 to October 2000, Mr. Tseu was President and Chief Executive Officer of SiteSmith, Inc., a provider of outsourced Internet site operations that he co-founded. From August 1998 to July 1999, Mr. Tseu served as President of Structured Internetworks, Inc., a company engaged in the design and marketing of bandwidth allocation products.

Mr. Kannappan serves as President and Chief Executive Officer of Plantronics and as a member of the Board of Directors since 1999. He joined Plantronics in February 1995 as Vice President of Sales. He has held various executive positions within Plantronics managing our European Sales, Operations, and our Mobile Communications and Walker Equipment business groups prior to being promoted to President and Chief Operating Officer in 1998. For more than ten years, prior to joining Plantronics, Mr. Kannappan was Senior Vice President of Investment Banking for Kidder, Peabody & Co. Incorporated. Mr. Kannappan has a Bachelor of Arts degree in Economics from Yale University and a Masters of Business Administration from Stanford University. Mr. Kannappan is also a Director of Mattson Technology, Inc., a supplier of advanced process equipment for the semiconductor industry, and Integrated Device Technology, Inc., a manufacturer of communications integrated circuits.

Ms. Hart has been a member of the Board of Directors since 2000. She joined Pinnacle Systems, a provider of digital video solutions for beginners to broadcasters, as Chairman and CEO in March 2004. Prior to joining Pinnacle, Ms. Hart served as President and Chief Executive Officer of Excite@Home, Inc. and was the Chairman of its Board of Directors for the period between April 2000 and March 2002. Excite@Home filed for protection under Chapter 11 of the Federal Bankruptcy Code on September 28, 2001. Before joining Excite@Home, Ms. Hart was President and Chief Executive Officer of Telocity, Inc. and was a member of its Board of Directors between July 1999 and March 2001. From February 1994 through April 1999, Ms. Hart served as President and Chief Operating Officer of Sprint’s Long Distance Division. Ms. Hart is also a member of the Board of Directors of Korn/Ferry International, a provider of human capital services.

Mr. Taylor has been a member of the Board of Directors since 1989. He has been a private investor since 1987 and a principal in TC Associates, a management consulting firm, since 1984. Earlier in his career, Mr. Taylor was Chairman of the Board of Directors, President and Chief Executive Officer of Electronic Memories and Magnetics Corporation, a manufacturer of computer peripherals. Mr. Taylor is also currently a Director of Qualstar Corporation, a designer and manufacturer of magnetic back-up tape libraries, and several privately held corporations.

Mr. Wegmann has been a member of the Board of Directors since 1988. He has been a private investor since August 1988. Prior to that, Mr. Wegmann was a Vice President of Citicorp Venture Capital Ltd.

Mr. Wery has been a member of the Board of Directors since 2001. He is a Director and employee of Pittiglio Rabin Todd & McGrath (“PRTM”), a management consulting firm that provides consulting services to technology-centric companies. He advises telecommunications services and equipment providers, as well as computer and semiconductor companies. He assists senior management of these organizations in formulating and implementing growth strategies, as well as enterprise-wide performance improvement initiatives. Mr. Wery joined PRTM in April 2000. PRTM has a consulting agreement with Plantronics under which it has provided management consulting services to Plantronics since fiscal 2001, although Mr. Wery has not been directly involved in providing such services since the 2001 fiscal year. See Independence of Directors below. Prior to joining PRTM, Mr. Wery was an Executive Vice President of Adventis (previously Renaissance Worldwide, Inc.), an international consultancy, and also spent 6 years with Mercer Management, a consulting arm of Marsh & McLennan Company.

Board Meetings and Committees

The Board of Directors of Plantronics held a total of eight meetings, and acted by unanimous written consent once, during the fiscal year ended March 31, 2004. During three full Board meetings, Mr. Kannappan, the CEO and a Director, left for a period during the meeting while the Board met in executive session, presided over by Mr. Tseu. One other additional executive session was held during the year. The Board of Directors has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. Each of the three committees of the Board has adopted a written charter which is available at the Corporate Governance Portal of the Company’s investor relations website, http://www.plantronics.com/north_america/en_US/investor/index.jhtml.

Each Director attended at least 75% of the meetings of the Board of Directors and 100% of the committees upon which that Director served.

Board of Directors Education

On March 10 and 11, 2004 our entire Board of Directors and certain members of our senior management actively participated in an 8-hour program on corporate governance and Director education. The program was accredited by Institutional Shareholder Services. Topics included:

•	Governance Best Practices

•	Board Self-Evaluation

•	Roles and Responsibilities of Directors in the Post-Enron World

•	Executive and Director Compensation

•	The Role of the Audit Committee and Financial Statement Overview

•	Crisis Management

As a result of this educational program, we further enhanced our corporate governance policies and procedures. On an annual basis, Directors will participate in continuing education programs.

Board of Directors Attendance at Annual Meetings

The Company recognizes that Directors’ attendance at annual meetings can provide investors with an opportunity to communicate with directors about issues affecting the company. We highly encourage all of our Directors to attend the Plantronics annual meeting each year. In the event that a Director cannot attend in person, the Company encourages Directors to attend telephonically. In fiscal 2003, one Director attended the June 27, 2003 Annual Meeting of Plantronics.

Audit Committee

The Audit Committee, which consisted of Directors Hart, Taylor, and Wegmann (Chair) until March 10, 2004 and since March 10, 2004 has consisted of Directors Tseu, Taylor and Wegmann (Chair), met six times during fiscal 2004. This Committee is responsible for overseeing actions taken by Plantronics’ financial reporting staff, internal control processes, and hiring independent accountants, among other matters. The Board of Directors has determined that each member of the Audit Committee is, and has been at all times during the 2004 fiscal year, “independent” as defined under the NYSE listing standards and that each member is also an “audit committee financial expert,” as that term has been defined by the Securities and Exchange Commission (“SEC”). A report of the Audit Committee is attached to this Proxy Statement as Appendix B-1 and the Charter of the Audit Committee is attached as Appendix B-2.

The Audit Committee was designated by the Board of Directors to act as a Qualified Legal Compliance Committee (“QLCC”) The QLCC was created to review any report made directly, or otherwise made known to the QLCC by attorneys employed or retained by the Company or its subsidiaries of a material violation of US federal or state securities or other law. The QLCC may receive and consider reports, investigate them, retain material experts or counsel to assist or advise them and make recommendations of an appropriate response. The QLCC may notify the SEC of any material violation.

Compensation Committee

The Compensation Committee consists of directors Hart, Taylor (Chair) and Wegmann, each of whom meet the requirements for independence as defined under the NYSE listing standards. The Compensation Committee met three times during fiscal 2004. This Committee is responsible for determining salaries, incentives and other forms of compensation for directors, officers and other highly compensated employees of Plantronics and administers various incentive compensation and benefit plans. A report of the Compensation Committee is attached to this Proxy Statement as Appendix C.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee consists of Directors Tseu (Chair), Wegmann, and Wery, each of whom meet the requirements for independence as defined under NYSE listing standards. The Corporate Governance and Nominating Committee held one meeting during fiscal 2004 at which each Committee member was present. The Corporate Governance and Nominating Committee is responsible under the direction of the Board for identifying and interviewing potential additions or replacement members of the Board and assists the Board in determining the appropriate governance guidelines for the Board, management and the company.

The Corporate Governance and Nominating Committee has retained a professional search firm, Spencer Stuart, to assist in its search efforts by assisting in the identification of candidates, performing background research and coordinating the interview process.

Stockholders wishing to recommend persons for consideration by the Corporate Governance and Nominating Committee as nominees for election to the Board can do so by writing to the Secretary of Plantronics at its principal executive offices giving each such person’s name, biographical data and qualifications, not less than 20 days prior to the Annual Meeting. Any such recommendation should be accompanied by a written statement from the person recommended of his or her consent to be named as nominee and, if nominated and elected, to serve as a Director. Plantronics’ By-laws also contain a similar procedure for stockholder nomination of Directors. For more information on Director nominations, see Appendix A.

Compensation of Directors

In fiscal 2004, each Director of Plantronics, other than Mr. Kannappan, received a retainer fee of $5,000 per quarter, and the Chair of the Board received a quarterly retainer fee of $10,000. Directors also were entitled to reimbursement of expenses incurred in connection with attendance at Board and committee meetings.

Each Director also received a fee of $1,000 for attendance at each regularly scheduled quarterly meeting of the Board and each executive session of the Board that is not on the same date as the Board meeting, and the Chair of the Board received a fee of $2,000 for attendance at each such meeting.

Each member of the Compensation Committee received $1,000 for attendance at each regularly scheduled committee meeting, and the Chair of the Compensation Committee received $2,000 for attendance at each such meeting.

Each quarter, the Audit Committee reviews and approves in a telephonic or regular committee meeting Plantronics’ quarterly and year-to-date financial statements prior to public disclosure. The Audit Committee members do not receive compensation for their attendance at telephonic meetings. For all other meetings of the Audit Committee, each member received $1,000 for their attendance, and the Chair of the Audit Committee received $2,000 for attendance at each such meeting.

Members of the Corporate Governance and Nominating Committee, including the Chair, receive $1,000 in each quarter in which there is an active search underway for a new member of the Board and for attendance at each meeting of this committee. The Chair of the Corporate Governance and Nominating Committee receives no further remuneration.

Each non-employee Director of Plantronics is entitled to participate in Plantronics’ 2003 Stock Plan (the “Plan”), which was approved by stockholders at our 2003 Annual Meeting. Pursuant to the Plan, Directors Hart, Taylor, Tseu, Wegmann and Wery each received on January 15, 2004 an option to purchase 3,000 shares of common stock at an exercise price of $42.58 per share, the then current fair market value of our common stock. The 1993 Director Stock Option Plan expired in September 2003.

Independence of Directors

In a meeting on May 11, 2004, the Board of Directors determined that Marv Tseu, Patti Hart, Trude Taylor, David Wegmann and Roger Wery have no material relationship with the Company and that, based on the facts and circumstances determined by the Board to be relevant, each meets the NYSE and SEC criteria for independence.

Mr. Wery is a Director and employee of the consulting firm, Pittiglio Rabin Todd & Mc Grath (PRTM) which entered into a consulting agreement (“the Agreement”) with Plantronics in June 2000 for the provision of certain management consulting services. Mr. Wery is not and has not since fiscal year 2001 been involved in the services provided under the Agreement. In fiscal 2001, PRTM billed Plantronics $299,345 for a Supply Chain and Operations Improvement Project. In fiscal 2002, PRTM billed Plantronics $447,295 for a Technology and Product Development Improvement Project. In fiscal 2003, PRTM billed Plantronics $1,115,649 for further work under the Technology and Product Development Improvement Project. PRTM billed Plantronics $15,910 in fiscal 2004 for completion and implementation of the Technology and Product Development Improvement Project. Others within PRTM provided the service to Plantronics to assist with the improvement of the Company’s new product development process. Finally, the compensation paid to PRTM by Plantronics in each of fiscal years 2001, 2002, 2003, and 2004 was less than 1% of PRTM’s consolidated gross revenues for each such fiscal year. The Board of Directors has determined, after careful consideration of these circumstances, that Mr. Wery is independent.

PROPOSAL TWO

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2003 STOCK PLAN,

WHICH INCLUDES AN INCREASE OF ONE MILLION SHARES OF

COMMON STOCK ISSUABLE THEREUNDER

Proposal

This is a proposal to approve the amendment and restatement of the 2003 Stock Plan (the “Plan”), which includes an increase of one million common stock shares issuable thereunder, so that we can use it to achieve the Company’s goals.

Our Board of Directors (the “Board”) has approved the amendment and restatement of the Plan, subject to approval from our stockholders at the Annual Meeting. Our named executive officers and directors have an interest in this proposal as each of them is eligible to receive grants under the Plan.

Plantronics is seeking stockholder approval for an amendment of the Plan to increase the number of shares issuable under the Plan by one million shares. As of May 21, 2004 there remained 787,750 shares available for future awards under the Plan. As of May 21, 2004, options to purchase 8,661,495 shares of the Company’s common stock were outstanding. These options had a weighted average exercise price of $22.11 and a weighted average remaining contractual life of 6.96 years.

Subject to stockholder approval of the increase of one million shares, there would then be 1,787,750 shares available for issuance under the Plan. However, the one million shares subject to this Proposal Two will only be able to be used for stock option awards, unless stockholders approve Proposal Three, which would allow us to use 20% of these one million shares for awards of restricted stock, restricted stock units and capped stock appreciation rights.

Our current plan is to grant options covering approximately 1.4 million shares over the next 12 months. This level of grants would amount to 2.9% of the common shares outstanding as of May 24, 2004. Each year, we experience some cancellation of outstanding awards. Based on our historical cancellation rates, we anticipate cancellation of options covering approximately 300,000 shares. If that assumption proves correct, our net grants (grants less cancellations) would equal approximately 2.3% of the common shares outstanding as of May 24, 2004. This grant rate, also often referred to as the “burn rate,” represents a substantial reduction from prior fiscal periods. We are conscious of the cost of options to our stockholders and this reduced burn rate is consistent with our goal of reducing our overall level of equity grants and dilution.

We believe strongly that the increase of shares issuable under the Plan is essential to our continued success. Our employees are our most valuable assets. Our Board has determined that it is in the best interest of Plantronics and our stockholders to increase the shares issuable under the Plan. The Board believes that grants of stock options help create long-term equity participation in Plantronics and thereby assist us in attracting, retaining, motivating and rewarding employees and directors. The Plan is also being amended to make it clear that we can grant awards of capped stock appreciation rights and restricted stock units. While we believe that these types of awards can currently be made under the Plan through the grant of other types of awards, we want to avoid any confusion regarding the types of awards that we may grant under the Plan. We believe that awards of restricted stock, restricted stock units, and capped stock appreciation rights can help achieve our objectives of attracting, retaining, motivating and rewarding employees and directors with lower dilution than options, and at a lower cost from a financial accounting perspective than options. The Board believes that to remain competitive with other technology companies with regard to its long-term incentive plans, we must continue to provide employees with some level of equity compensation and that an inability to offer equity incentives to new and current employees would put Plantronics at a competitive disadvantage with respect to attracting and retaining qualified personnel.

We are also amending the Plan to provide that options granted to non-employee directors pursuant to the automatic grant provision of the Plan after the date stockholders approve this Proposal Two so that if a non-employee director terminates his or her services as a director as the result of his or her death, disability or retirement, vested options held by each individual on the date of such termination will remain exercisable for up to one year following such termination. For these purposes, a non-employee director will be deemed to have terminated as a result of his or her retirement if on the date of termination the outside director’s age is 55 or over and he or she has continuously been a director for at least seven years from the date of termination, or the outside director has continuously been a director for at least ten years from the date of termination.

Lastly, we are amending the Plan to prohibit the issuance of a promissory note as a method of consideration for the purchase of shares pursuant to awards granted under the Plan.

Vote Required

Approval of the amended and restated Plan, including the increase of one million shares of common stock issuable under the Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2003 STOCK PLAN, WHICH INCLUDES AN INCREASE OF ONE MILLION SHARES OF COMMON STOCK ISSUABLE THEREUNDER

SUMMARY OF THE 2003 STOCK PLAN

The following is a summary of the principal features of the amended and restated Plan and its operation. The following summary is qualified in its entirety by reference to the Plan as set forth in Appendix D, attached hereto.

Purposes. The purposes of the Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive for directors and employees of Plantronics, and to promote the success of Plantronics’ business.

Administration. The Plan is administered by the Board of Directors or any committee of individuals appointed by the Board of Directors, referred to as the administrator. The administrator may make any determinations deemed necessary or advisable for the Plan.

The administrator has full power to select the individuals to whom awards will be granted, to make any combination of awards to any participant and to determine the specific terms of each grant, subject to the provisions of the Plan. The interpretation and construction of any provision of the Plan by the administrator will be final and conclusive.

Term of the Plan. The Plan became effective as of September 24, 2003, and will continue for a term of 10 years unless sooner terminated by the Board of Directors.

Eligibility. Nonstatutory stock options may be granted to employees, directors and consultants of Plantronics or its parent or subsidiary (each referred to herein as a “participant”); provided, that, non-employee directors may only receive automatic non-employee director stock option grants (described below). As of April 30, 2004 there were 1,042 employees and 5 directors entitled to receive grants under the Plan. Incentive stock options may only be granted to employees of Plantronics or its parent or subsidiary companies. Stock appreciation rights, restricted stock awards and restricted stock units may be granted only to employees and consultants of Plantronics and its parent or subsidiary companies.

Shares Subject to the Plan. If stockholders approve Proposal Two, a total of 2,000,000 shares of Plantronics’ Common Stock will be reserved for issuance under the Plan. As of May 21, 2004, 787,750 shares of Common Stock were available for issuance under the Plan. Notwithstanding the foregoing, Plantronics will not be able to utilize any of the one million shares subject to this Proposal Two for awards other than stock options, unless stockholders approve Proposal Three, which would allow Plantronics to use 20% of these one million shares for awards of restricted stock, restricted stock units and capped stock appreciation rights. In addition, Plantronics may not grant more than 20% of the one million shares originally reserved for issuance under the Plan pursuant to awards of restricted stock and restricted stock units.

Stock Options. Each option granted under the Plan is to be evidenced by a written award agreement between Plantronics and the participant and is subject to the following additional terms and conditions:

(a) Maximum Grant. An individual may not be granted options to purchase more than 500,000 shares during any fiscal year. Notwithstanding this limit, in connection with such individual’s initial employment with Plantronics, he or she may be granted options to purchase up to an additional 500,000 shares.

(b) Grants to Non-Employee Directors. Plantronics may grant only nonstatutory stock options to its non-employee directors. Each non-employee director will be granted an initial option to purchase 12,000 shares of Common Stock when such person first becomes a director of the Company. Thereafter, each non-employee director will be granted an option to purchase 3,000 additional shares of Common Stock on January 15 of each year, provided the non-employee director will continue to be a non-employee director of the Company through the applicable date and if, on such date, the eligible director will have served on the Board of Directors for at least six (6) months. Options granted to non-employee directors expire seven (7) years after the date of grant. In the event a non-employee director ceases to be a director as a result of his or her death, disability or retirement, any options granted to such director following the date stockholders approve this Proposal Two will remain exercisable, to the extent vested on the date of such termination, for up to one year following such termination. Each option is evidenced by an award agreement between Plantronics and the director to whom such option is granted. Other than the option grants described in this paragraph, non-employee directors will not be eligible to receive other awards pursuant to the Plan. In addition, in the event of a merger of Plantronics with or into another corporation or a “change of control” (as defined in the Plan) in which a non-employee director is terminated or asked to resign, options granted to such non-employee director will vest and be exercisable with respect to 100% of the shares subject to such option immediately prior to such merger or change of control.

(c) Exercise of the Option. The administrator determines when options become exercisable, however, options generally are not exercisable until at least 12 months have passed following the date of the option grant. An option is exercised by giving written notice of exercise to Plantronics, specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to Plantronics. The acceptable methods of payment for shares issued upon exercise of an option are set forth in the award agreement and may consist of (1) cash, (2) check, (3) certain shares of Common Stock, (4) the delivery of a properly executed exercise notice together with such other documentation as the administrator and the broker, if applicable, will require to effect a cash-less exercise of the option and delivery to Plantronics of the amount of sale or loan proceeds required to pay the exercise price, (5) any combination of the foregoing methods, or (6) such other consideration and method of payment permitted under applicable law; provided, however, that the issuance of a promissory note is not a permissible method of payment.

(d) Exercise Price. The exercise price of options granted under the Plan is determined on the date of grant. The exercise price of incentive stock options and nonstatutory stock option must be at least 100% of the fair market value per share at the time of grant. An incentive stock option granted to a 10% stockholder may not have an exercise price less than 110% of the fair market value per share of the Common Stock at the time of grant. The fair market value of a share of Common Stock will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on The New York Stock Exchange on the date of grant.

(e) Termination. If the participant’s directorship, employment or consulting relationship with Plantronics (or its parent or subsidiary corporations) is terminated for any reason, including death or total and permanent disability, options may be exercised after such termination as to all of the shares as to which the participant was entitled to exercise at the date of such termination. The options may be exercised after termination within the period of time as is specified in the award agreement. If such period of time is not specified in the award agreement, then such period of time will equal 3 months in the case of termination other than upon death, disability or, for options granted after the date stockholders approve this Proposal Two, retirement and 12 months in the case of termination upon death, disability or, for options granted after the date stockholders approve this Proposal Two, retirement. Notwithstanding the foregoing, all options must be exercised prior to the expiration of the term of an option as set forth in the award agreement.

(f) Term and Termination of Options. At the time an option is granted, the administrator determines the period within which the option may be exercised. In no event may the term of an incentive stock option be longer than 7 years. No person may exercise an option after the expiration of its term. An option granted to a participant who, at the time such option is granted, owns more than 10% of the voting power of all classes of stock of Plantronics, may not have a term of more than 5 years.

(g) Other Provisions. The award agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as the administrator may determine.

Stock Appreciation Rights. Each stock appreciation right granted under the Plan will be evidenced by an award agreement between Plantronics and the participant and is subject to the following additional terms and conditions:

(a) Maximum Grant. An individual may not be granted stock appreciation rights to purchase more than 500,000 shares during any fiscal year. Notwithstanding this limit, in connection with such individual’s initial employment, he or she may be granted stock appreciation rights to purchase up to an additional 500,000 shares.

(b) Exercise of the Stock Appreciation Right. The administrator determines when stock appreciation rights become exercisable, however, stock appreciation rights generally are not exercisable until at least 12 months have passed following the date of the option grant. A stock appreciation right is exercised by giving written notice of exercise to Plantronics and specifying the number of shares of Common Stock to which the award is being exercised. Plantronics can pay the appreciation in either cash or shares of Common Stock.

(d) Exercise Price. The administrator determines the exercise price of stock appreciation rights on the date of grant, which must be at least 100% of the fair market value per share at the time of grant.

(e) Payment. Upon exercise of a stock appreciation right, a participant will be entitled to receive payment from Plantronics in an amount determined by multiplying:

•	The difference between the fair market value of a share on the date of exercise over the exercise price; times

•	The number of shares with respect to which the stock appreciation right is exercised.

In no event, however, may the payment exceed 100% of the exercise price associated with the stock appreciation right. At the discretion of the administrator, the payment may be in cash, in shares of equivalent value, or in some combination thereof.

(f) Termination. If the participant’s directorship, employment or consulting relationship with Plantronics is terminated for any reason, including death or total and permanent disability, stock appreciation rights may be exercised after such termination as to all of the shares as to which the participant was entitled to exercise at the date of such termination. The stock appreciation rights may be exercised after termination within the period of time as is specified in the award agreement. If such period of time is not so specified, then such period of time will equal 3 months in the case of termination other than upon death, disability or, for options granted after the date stockholders approve this Proposal Two, retirement and 12 months in the case of termination upon death, disability or, for options granted after the date stockholders approve this Proposal Two, retirement. Notwithstanding the foregoing, all stock appreciation rights must be exercised prior to the expiration of their term as set forth in the award agreement.

(g) Term and Termination of Stock Appreciation Rights. At the time a stock appreciation right is granted, the administrator determines the period within which the stock appreciation right may be exercised, which in no event will be longer than 7 years form the date of grant.

(h) Other Provisions. The award agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as the administrator may determine.

Restricted Stock Awards. Each restricted stock award granted under the Plan is to be evidenced by an award agreement between Plantronics and the participant and is subject to the following additional terms and conditions:

(a) Limitation. The maximum aggregate initial value of a grant to a participant is $600,000, except that the initial grant to a new employee will not have an aggregate initial value greater than $1,000,000.

(b) Termination. Subject to the terms of an agreement between Plantronics and a participant, if the participant’s directorship, employment or consulting relationship with Plantronics is terminated for any reason, including death or total and permanent disability, Plantronics may repurchase any unvested stock obtained by the participant pursuant to a restricted stock award. The purchase price of the repurchased shares will equal the price originally paid, if any, for such shares by the participant.

(c) Term of Restricted Stock Awards. The administrator determines the period during which a restricted stock award will vest, which period must be at least 1 year from the date of grant. In addition, if a restricted stock award is not subject to the achievement of performance goals, then such award will fully vest over a period of at least 3 years from the grant date.

(d) Other Provisions. The restricted stock award agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the administrator.

Restricted Stock Units. Restricted stock units are awards that will result in a payment to a participant only if the performance goals or other vesting criteria established by the administrator are achieved or the awards otherwise vest. Each award of restricted stock units will be evidenced by an award agreement between Plantronics and the participant and is subject to the following additional terms and conditions:

(a) Limitation. The maximum aggregate initial value of a grant to a participant is $600,000, except that the initial grant to a new employee will not have an aggregate initial value greater than $1,000,000.

(b) Term of Restricted Stock Awards. The administrator will establish organizational, individual performance goals or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of restricted stock units to be paid out to participants. The vesting period must be at least 1 year from the date of grant, provided that if an award is not subject to the achievement of performance goals, then such award will fully vest over a period of at least 3 years from the grant date.

(c) Other Provisions. The award agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the administrator.

Nontransferability of Awards. Awards granted under the Plan are generally not transferable by a participant, however, the administrator may grant limited transferability of identified and vested awards (i) by will, (ii) by the laws of descent and distribution, or (iii) to family members (as such term is defined in the general instructions to Form S-8 under the Securities Act of 1933, or any successor thereto) through gifts or domestic relations orders, as permitted by the instructions to Form S-8 of the Securities Act of 1933.

Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Change of Control

Changes in Capitalization. Subject to any required action by the stockholders of Plantronics, in the event that Plantronics’ Common Stock changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in our capital structure effected without the receipt of consideration, appropriate adjustments will be made in the number of shares of Common Stock subject to the Plan, the number of shares of Common Stock subject to any outstanding award under the Plan, the exercise price of any such outstanding award, and any per-person or other share limits under the Plan. The Board will make any such adjustment and its determination in that respect will be final, binding and conclusive.

Dissolution or Liquidation. In the event of a liquidation or dissolution, any unexercised award will terminate. The administrator may, in its sole discretion, provide that a participant will have the right to exercise all or any part of his or her award, including shares as to which the award would not otherwise be exercisable. In addition, the administrator may provide that any Company repurchase option applicable to any shares purchased upon exercise of an award will lapse as to all such shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.

Merger or Change of Control. In connection with a merger of Plantronics with or into another corporation, or a “change of control,” as defined in the Plan, each outstanding award will be assumed or substituted for by the successor corporation (or a parent or subsidiary or such successor corporation). If there is no assumption or substitution of outstanding awards, the administrator will notify the participant that he or she has the right to exercise his or her options, rights to purchase restricted stock, and stock appreciation rights as to all of the shares subject to the award for a period of 15 days from the date of such notice and that the award will terminate upon the expiration of such period; moreover, all restrictions on restricted stock and all performance goals or other vesting requirements for restricted stock units will lapse.

Amendment and Termination of the Plan. The Board may amend the Plan at any time or from time to time or may terminate the Plan without approval of the stockholders; provided, however, that stockholder approval is required for any amendment to the Plan for which stockholder approval would be required under applicable law or regulation (including the requirements of The New York Stock Exchange), as in effect at the time. However, the Board may not, without the approval of the stockholders, (i) materially increase the number of shares issuable under the Plan (unless such increase is made as an adjustment to a change in Plantronics’ capitalization), (ii) materially modify the requirements for eligibility to participate in the Plan, or (iii) reprice options or stock appreciation rights. The Plan will terminate on September 23, 2013. Any award outstanding under the Plan at the time of its termination will remain outstanding until they expire by their terms.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Plantronics of awards granted under the Plan. Tax consequences for any particular individual may be different.

Nonstatutory Stock Options.

No taxable income is reportable when a nonstatutory stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.

No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Stock Appreciation Rights.

No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Restricted Stock and Restricted Stock Units.

A participant generally will not have taxable income at the time an award of restricted stock or restricted stock units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the award becomes either (a) freely transferable or (b) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock award may elect to recognize income at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

Tax Effect for the Company.

The Company generally will be entitled to a tax deduction in connection with an award under the Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to Plantronics’ Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, Plantronics can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. The Plan has been designed to permit the administrator to grant options and stock appreciation rights that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Plantronics to continue to receive a federal income tax deduction in connection with such awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Equity Compensation Plan Information

The following table sets forth information with respect to Plantronics’ equity compensation plans as of the end of the most recently completed fiscal year.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	8,856,261	$21.87	968,039
Equity compensation plans not approved by security holders(2)	—	—	—

Total	8,856,261	$21.87	968,039

(1)	Includes the 1993 Stock Option Plan, the 1993 Director Stock Option Plan, the 2003 Stock Plan and the 2002 ESPP, but does not include the additional one million shares for which stockholder approval is being sought at this Annual Meeting for the 2003 Stock Plan.
(2)	On November 4, 1996 the Board of Directors adopted Plantronics’ Senior Executive Stock Purchase Plan (the “SESPP”) effective as of January 1, 1997 to facilitate purchases of our Common Stock by senior executives. Effective March 10, 2004 the SESPP was terminated. Since fiscal 1999, 10,799 shares were purchased under the SESPP.

Number of Awards Granted to Employees, Consultants, and Directors

The number of awards that an employee, director or consultant may receive under the Plan is in the discretion of the administrator and therefore cannot be determined in advance. To date, only stock options have been granted under the Plan.

The following table sets forth (a) the aggregate number of shares subject to options granted under the Plan during the fiscal year ended March 31, 2004 and (b) the average per share exercise price of such options.

Name of Individual or Group Position	Average Per Share Exercise Price	Number of Options Granted
Ken Kannappan Director, President and CEO	—	0

Craig May Senior Vice President—Marketing, Product Development & Technology	—	0

Barbara Scherer Senior Vice President—Finance & Administration and CFO	—	0

Don Houston Senior Vice President—Sales	—	0

Joyce Shimizu Vice President—Strategic Portfolio & Product Management	—	0

Executive Group	—	0

Non-Executive Director Group	$42.58	15,000

Non-Executive Officer Employee Group	$35.30	153,000

(1)	The Executive Group is composed of the Named Executive Officers.
(2)	The Non-Executive Director Group is composed of all Plantronics Board of Directors except Ken Kannappan.
(3)	The Non-Executive Officer Employee Group is composed of all Plantronics employees worldwide minus the Executive Group. The Non-Executive Officer Employee Group average per share exercise price is calculated as a weighted average.

PROPOSAL THREE

APPROVAL OF THE AMENDMENT TO THE 2003 STOCK PLAN TO ALLOW A PORTION OF THE SHARE RESERVE TO BE USED FOR AWARDS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND CAPPED STOCK APPRECIATION RIGHTS

Proposal

This proposal is directly related to Proposal Two relating to the increase of one million shares of common stock issuable under our 2003 Stock Plan (the “Plan”). In the event stockholders approve Proposal Two, this proposal would amend the Plan so that we would be able to issue up to 20% of the one million shares to be added to the Plan pursuant to Proposal Two pursuant to awards of restricted stock, restricted stock units and capped stock appreciation rights. Our Board of Directors (the “Board”) has approved this amendment to the Plan, subject to approval from our stockholders at the Annual Meeting.

In Proposal Two, Plantronics is seeking stockholder approval for an amendment of the Plan to increase the number of shares issuable under the Plan by one million shares. As of May 21, 2004 there remained 787,750 shares available for future awards under the Plan. Subject to stockholder approval of the increase of one million shares, there would then be 1,787,750 shares available for issuance under the Plan. However, the one million shares subject to Proposal Two would only be able to be used for stock option awards. In this Proposal Three, Plantronics is seeking stockholder approval so that it may issue up to 20% of the one million shares to be added to the Plan pursuant to Proposal Two for awards of restricted stock, restricted stock units and capped stock appreciation rights. Currently, without considering Proposal Two, up to 20% of the shares reserved under the Plan may be used for awards of restricted stock.

Our current plan is to grant options covering approximately 1.4 million shares over the next 12 months. We anticipate that in the future we will use other types of equity awards in addition to stock options to better incentivize our employees and other service providers and align their interests with the interests of our stockholders. We believe that it is necessary for us to retain flexibility in structuring our equity compensation programs so that we may remain competitive with other technology companies with regard to our long-term incentive plans and that an inability to offer necessary equity incentives to new and current employees would put Plantronics at a competitive disadvantage with respect to attracting and retaining qualified personnel.

Summary of the 2003 Stock Plan

Please refer to the summary of the principal features of the Plan and its operation as set forth in Proposal Two. That summary is qualified in its entirety by reference to the Plan as set forth in Appendix D, attached hereto.

Vote Required

Approval of the amendment to the Plan to allow a portion of the share reserve to be used for awards of restricted stock, restricted stock units and capped stock appreciation rights requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2003 STOCK PLAN TO ALLOW A PORTION OF THE SHARE RESERVE TO BE USED FOR AWARDS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND CAPPED STOCK APPRECIATION RIGHTS.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board has selected PricewaterhouseCoopers, LLP (“PricewaterhouseCoopers”), independent accountants, to audit the consolidated financial statements of Plantronics for fiscal 2005. The Board of Directors recommends that stockholders vote for ratification of such appointment. If this Proposal is not approved, the Audit Committee will reconsider its selection.

PricewaterhouseCoopers has audited Plantronics’ financial statements annually since 1988. Their Audit Partner rotation on the Plantronics account has been more frequent than required by professional standards for various reasons, including the relocation in 2002 of the prior Audit Partner. A representative of PricewaterhouseCoopers will be available at the Annual Meeting to respond to any appropriate questions. The PricewaterhouseCoopers representative will have an opportunity to make a statement at the Annual Meeting if they desire to do so.

Audit and Related Fees

The following is a summary of fees and services approved by the Audit Committee and performed by PricewaterhouseCoopers for the fiscal years ended March 31, 2004 and 2003.

Audit Fees. The aggregate fees billed to us in each of fiscal 2004 and fiscal 2003 for professional services rendered by PricewaterhouseCoopers for (i) the audit of our annual financial statements included in our Form 10-K; (ii) review of our interim financial statements included in the quarterly reports on Form 10-Q; (iii) services relating to comfort letters; and (iv) consents and assistance in connection with other filings and public offering documents filed with the Securities and Exchange Commission were:

Fiscal Year ended March 31, 2003	$243,558
Fiscal Year ended March 31, 2004	$287,020

Amounts are accumulated based on the fiscal year for which the service is provided and not the year in which the services are rendered. Certain amounts have been estimated pending completion of statutory audits or accumulation of actual billing information.

Audit-Related Fees. There were no other audit-related services rendered by PricewaterhouseCoopers during the fiscal years ended March 31, 2004 and March 31, 2003.

Tax Fees. The aggregate fees billed to us in each of fiscal 2004 and fiscal 2003 for professional services rendered by PricewaterhouseCoopers for tax compliance, tax advice and tax planning were:

Fiscal Year ended March 31, 2003	$285,967
Fiscal Year ended March 31, 2004	$164,548

All Other Fees. The aggregate fees billed to us in each of fiscal 2004 and fiscal 2003 for products and services provided by PricewaterhouseCoopers, other than those included above under the captions “Audit Fees,” “Audit-Related Fees” and “Tax Fees,” principally for purchase software licenses and statutory audits, were:

Fiscal Year ended March 31, 2003	$88,542
Fiscal Year ended March 31, 2004	$81,027

Our Audit Committee has adopted pre-approval policies or procedures, so that all fees for expected services to be rendered by our independent accountants are pre-approved by the Audit Committee.

The Audit Committee approved 100% of services described in Audit Related Fees, Tax Fees, and All Other Fees and no time expended on the principal accountant’s engagement to audit financial statements for the most recent fiscal year was attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

Our Audit Committee believes that the services rendered by PricewaterhouseCoopers that led to the fees detailed under the captions “Audit Fees,” “Tax Fees” and “All Other Fees” are compatible with maintaining PricewaterhouseCoopers’ independence.

Vote Required

Approval of the ratification of the appointment of PricewaterhouseCoopers as independent accountants requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock that are present in person or by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS INDEPENDENT ACCOUNTANTS.

ADDITIONAL INFORMATION

Security Ownership of Principal Stockholders and Management

The following table sets forth certain information with respect to beneficial ownership of common stock of Plantronics as of April 30, 2004 as to (i) each person who is known by Plantronics to own beneficially more than 5% of the outstanding shares of common stock, (ii) each Director and each nominee for Director of Plantronics, (iii) the Chief Executive Officer and each of the four other most highly compensated executive officers of Plantronics (the Chief Executive Officer and such other officers collectively the “Named Executive Officers”), and (iv) all Directors and Named Executive Officers as a group. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed below have sole investment and voting power with respect to such shares, subject to community property laws.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Class (3)
Vanguard/PRIMECAP Fund Inc. (4) 225 South Lake Ave., Suite 400 Pasadena, CA 91101-3005	4,701,500	9.9%
Wellington Management Co., LLP (5) 75 State Street Boston, MA 02109	2,523,870	5.3

Ken Kannappan	910,895	1.9
David Wegmann	682,760	1.4
Barbara Scherer	311,802	*
Trude Taylor	216,801	*
Don Houston	214,795	*
Joyce Shimizu	169,000	*
Craig May	65,804	*
Marv Tseu	23,061	*
Patti Hart	17,061	*
Roger Wery	11,624	*
All Directors and Named Executive Officers as a group (10 persons)	2,623,603	5.3

*	Less than 1%.
(1)	Unless otherwise indicated, the address for each person and entity named in the table is c/o Plantronics, Inc., 345 Encinal Street, Santa Cruz, CA 95060.
(2)	Includes stock underlying stock options held by Directors and Named Executive Officers that are exercisable within 60 days of April 30, 2004, as follows: Mr. Kannappan, 889,266 shares; Mr. Wegmann, 23,061 shares; Ms. Scherer, 306,916 shares; Mr. Taylor, 20,061 shares; Mr. Houston, 214,499 shares; Ms. Shimizu, 169,000 shares; Mr. May, 63,250 shares; Mr. Tseu, 17,061; Ms. Hart, 17,061 shares; shares; and Mr. Wery, 11,624 shares. All Directors and Named Executive Officers as a group (10 persons), 1,731,799 shares.
(3)	For each person and group included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group as described above by the sum of the 47,611,158 shares of common stock outstanding on April 30, 2004 and the number of shares of common stock that such person or group had the right to acquire on or within 60 days of April 30, 2004 as set forth in footnote (2) above.
(4)	Vanguard/PRIMECAP Fund, Inc. claims sole dispositive power as to the 4,701,500 shares. Information provided herein is based solely upon Vanguard/PRIMECAP Fund, Inc.’s Schedule 13D dated December 31, 2003.

(5)	Wellington Management Co., LLP claims sole dispositive power as to zero shares and shared dispositive power as to the 2,523,870 shares. Information provided herein is based solely upon Wellington Management Co., LLP Schedule 13D dated December 31, 2003.

Executive Compensation

The following table sets forth the compensation paid by Plantronics during fiscal 2002, 2003 and 2004 to the Chief Executive Officer and each of the four other most highly compensated executive officers of Plantronics (the CEO and such other officers collectively the “Named Executive Officers”). Plantronics 2004 fiscal year contained 53 weeks, which is the primary reason that base salary increased in comparison to fiscal 2003 for the officers named below. None received an increase in their base pay during the last review cycle, which was in October 2003, and none received an increase in the target level of their bonus relative to their base pay.

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary (1)	Bonus (2)	Other Annual Compensation	Securities Underlying Options	All Other Compensation (3)
Ken Kannappan Director, President and CEO	2004 2003 2002	$509,617 500,002 475,055	$500,246 499,359 396,892	— — —	100,000 150,000 340,000	$1,500 1,440 1,320

Craig May Senior Vice President—Marketing, Product Development & Technology	2004 2003 2002	291,952 273,885 255,363	286,583 252,674 208,807	— — —	35,000 45,000 45,000	1,500 1,440 1,320

Barbara Scherer Senior Vice President—Finance & Administration and CFO	2004 2003 2002	269,297 248,982 231,986	264,345 231,056 192,830	— — —	40,000 45,000 45,000	1,500 1,440 1,320

Don Houston Senior Vice President—Sales	2004 2003 2002	264,552 245,769 240,000	259,688 208,332 164,888	— — —	30,000 40,000 40,000	1,500 1,440 1,320

Joyce Shimizu Vice President—Strategic Portfolio & Product Management	2004 2003 2002	266,441 244,039 209,928	195,563 161,261 130,869	— — —	25,000 30,000 45,000	1,500 1,440 1,320

(1)	Includes perquisites only where the aggregate amount thereof equals the lesser of $50,000 or 10% of the salary plus bonus for the executive officer.
(2)	Amounts shown are the sum of the following four bonus components:
a)	the following contributions by Plantronics under the Quarterly Profit Sharing Plan for each executive in fiscal 2002, 2003 and 2004 respectively: Mr. Kannappan ($25,942, $30,904, $46,867), Mr. May ($14,881, $17,434, $26,850), Mr. Houston ($12,746, $15,795, $24,330), Ms. Scherer ($12,912, $16,078, $24,766), and Ms. Shimizu ($12,654, $15,907, $24,504);
b)	the following contributions by Plantronics under the Over Achievement Bonus Plan for each executive in fiscal 2002, 2003, 2004 respectively: Mr. Kannappan ($0, $0, $36,677), Mr. May ($0, $0, $21,012), Mr. Houston ($0, $0, $19,040), Ms. Scherer ($0, $0, $19,381), and Ms. Shimizu ($0, $0, $19,176);
c)	the following contributions by Plantronics under the Quarterly Executive Bonus Plan for each executive in fiscal 2002, 2003, 2004 respectively: Mr. Kannappan ($148,412, $146,412, $145,851), Mr. May ($78,917, $82,334, $83,555), Mr. Houston ($63,960, $70,192, $75,714.), Ms. Scherer ($70,954, $73,937, $77,072), and Ms. Shimizu ($92,668, $102,411, $108,305); and

d)	the following contributions by Plantronics under the Supplemental Bonus Plan for each executive in fiscal 2002, 2003, 2004 respectively: Mr. Kannappan ($222,538, $272,043, $270,851), Mr. May ($115,009, $152,906, $155,166), Mr. Houston ($88,182, $122,345, $140,604.), Ms. Scherer ($108,964, $141,041, $143,126), and Ms. Shimizu ($25,547, $42,943, $43,578).
(3)	Amounts shown include the following life and disability payments by Plantronics for each executive in fiscal 2002, 2003 and 2004, respectively: Mr. Kannappan ($1,320, $1,440, $1,500), Mr. May ($1,320, $1,440, $1,500), Mr. Houston ($1,320, $1,440 $1,500), Ms. Scherer ($1,320, $1,440, $1,500), and Ms. Shimizu ($1,320, $1,440, $1,500)

Option Grants

The following table shows information concerning stock options granted to the Named Executive Officers during the fiscal year 2004.

Option Grants in Fiscal 2004

	Individual Grants(1)
Name	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year	Exercise Or Base Price ($/sh)	Expiration Date(s)	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
					5%	10%
Ken Kannappan	100,000	5.0%	$26.90	09/03/13	$1,691,727	$4,287,167
Craig May	35,000	1.8%	26.90	09/03/13	592,104	1,500,509
Barbara Scherer	40,000	2.0%	26.90	09/03/13	676,691	1,714,867
Don Houston	30,000	1.5%	26.90	09/03/13	507,518	1,286,150
Joyce Shimizu	25,000	1.3%	26.90	09/03/13	422,932	1,071,792

(1)	These options were granted pursuant to Plantronics’ 1993 Stock Option Plan. The option exercise prices were at the fair market value of Plantronics common stock on the date of grant. All options expire 10 years from the date of grant, are generally not transferable by the participant (other than by will or the laws of descent and distribution, or to family members), and are exercisable during the participant’s lifetime only by the Participant. The options become exercisable at the rate of 20% of the total grant 12 months after the date of grant and 1.67% of the total grant each month thereafter. The options are fully vested at 5 years from the date of grant, if the executive is employed with Plantronics as of that date.
(2)	Potential realizable values are net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on SEC rules, applied for the entire 10 year term of the options. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions, the option holders’ continued employment through the vesting period, and the date of exercise and sale of the option shares. The amounts reflected in this table may not necessarily be achieved and do not reflect Plantronics’ estimate of future stock price growth.

Aggregated Option Exercises and Values

The following table sets forth certain information regarding option exercises in fiscal 2004 and the value of options held by the Named Executive Officers.

Aggregated Option Exercises in the Last Fiscal Year and Fiscal Year End Option Values

Name	Shares Acquired on Exercise(#)	Value Realized	Number of Securities Underlying Unexercised Options At April 2, 2004		Value of Unexercised In-the-Money Options at April 2, 2004(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ken Kannappan	227,000	$7,545,937	855,933	401,667	$16,191,246	$6,139,840
Craig May	260,000	4,774,601	55,750	94,250	680,118	1,418,933
Barbara Scherer	61,000	1,985,137	299,666	105,334	6,859,733	1,572,265
Don Houston	60,000	2,031,252	207,249	92,751	4,334,054	1,355,769
Joyce Shimizu	51,000	975,801	159,400	80,100	2,083,554	1,149,343

(1)	Based on market value of Plantronics common stock at April 2, 2004 of $37.21, minus the exercise price (where the exercise price of a given option is greater than $37.21, the value of such option was calculated as zero).

10b5-1 Trading Plans

Plantronics permits our Officers and Directors to adopt trading plans under Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which allows stockholders to establish prearranged written plans to buy or sell shares or exercise stock options in accordance with predetermined formulas. Rule 10b5-1 plans allow stockholders to buy or sell shares of Plantronics common stock according to their plan on a regular basis (for example, weekly or monthly or in accordance with another predetermined formula), regardless of any subsequent nonpublic information they receive. As of April 30, 2004, the following officers have entered into Rule 10b5-1 trading plans: Craig May and Terry Walters. Other Officers and Directors may do so in the future.

Employment Agreements and Change-in-Control Arrangements

In July 1999, Plantronics entered into a three-year employment agreement with Ken Kannappan, Chief Executive Officer. This employment agreement superceded the employment agreement entered into between Plantronics and Mr. Kannappan in March 1996. The term of the current agreement automatically extends, after its initial three-year term, for additional one-year periods unless either Plantronics or Mr. Kannappan gives advance notice of termination. Mr. Kannappan’s contract is expected to renew in the ordinary course. The agreement provided for an initial annual base salary of $375,000, payable in installments on Plantronics’ regular payroll schedule. Mr. Kannappan’s performance is reviewed annually by the Compensation Committee, and his base salary is adjusted annually based upon that review in the discretion of the committee. His current base salary is approximately $500,000 per year. The Agreement provides also for receipt by Mr. Kannappan of profit sharing payments under Plantronics’ profit sharing plan. The agreement also provides for performance bonuses of up to 83.3% of base salary if Plantronics meets certain performance targets established by the Board. A portion of the bonus is payable quarterly with the remainder payable after the close of the fiscal year and the release of financial results. Mr. Kannappan is also eligible to participate in the Company’s Over Achievement Bonus plan. A description of this Plan is provided on page C-2 of Appendix C to this Proxy Statement. Pursuant to the Over Achievement Bonus Plan, Mr. Kannappan received $36,677 for fiscal year 2004.

Pursuant to the employment agreement, in the event that (i) Plantronics terminates Mr. Kannappan’s employment (other than for cause), including voluntary resignation by Mr. Kannappan because of a constructive discharge; or (ii) Mr. Kannappan terminates his employment voluntarily; or (iii) Mr. Kannappan’s employment terminates because of death or disability, he (or his beneficiaries in the case of death) will receive for a period of 2 years from the date of termination of employment (a) continued cash compensation payments equal to 75% of the average of the cash compensation earned in the four full fiscal quarters immediately preceding the date of termination of employment, and (b) continuation of certain fringe benefits. “Cash compensation” as used above means base salary, profit sharing, and incentive bonuses earned in the applicable four fiscal quarters, even if the amounts are paid in subsequent periods. If his employment terminates from death or disability, his benefits will be offset to the extent of any disability or death benefits payable under any Plantronics employee benefit plan. For a period of 36 months following Mr. Kannappan’s termination of employment with Plantronics, Mr. Kannappan may not perform services for any direct competitor of Plantronics and may not solicit any of Plantronics’ employees to become employed by any other business enterprise. Absent special circumstances, covenants not to compete are generally unenforceable under California law.

Under the employment agreement, Plantronics has agreed to indemnify Mr. Kannappan to the fullest extent permitted by law so long as Mr. Kannappan acts in good faith. Failure by Plantronics to provide such indemnification is deemed to be a breach of the employment agreement and may be deemed a termination of Mr. Kannappan’s employment other than for cause.

Mr. Houston joined Plantronics in November, 1996 as Vice-President - Sales, and entered into an employment agreement at that time. The agreement provides that if, within 2 years of a change of control of Plantronics, Mr. Houston’s employment is terminated other than for cause, or he is constructively discharged, or his employment terminates due to death or disability, he, or his beneficiaries, will receive continuation of base salary and fringe benefits for 6 months or up to 12 months if he is unable to obtain subsequent employment. For purposes of the agreement, fringe benefits exclude bonus, profit sharing, deferred compensation or incentive compensation plans. If Mr. Houston’s employment is terminated for cause, he will receive no benefits except as may be provided by Plantronics’ employee benefit plans generally. Under the agreement, a termination is “for cause” only if such termination results from gross misconduct that is materially injurious to Plantronics. The agreement also contains a two-year non-compete covenant which takes effect upon termination of Mr. Houston’s employment. However, such covenants are generally unenforceable under California law absent special circumstances.

Mr. May, Ms. Scherer and Ms. Shimizu entered into employment agreements with Plantronics in May 1998, March 1997, and May 2001, respectively. Those agreements are substantially similar to the agreement with Mr. Houston.

Compensation Committee Interlocks and Insider Participation

Nineteen years ago, Mr. Taylor was an officer of a former subsidiary of Plantronics. Mr. Taylor has not been employed by Plantronics since 1985.

Company’s Stock Performance

Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of Plantronics common stock with the cumulative return of the NYSE Stock Market index and a peer group index for the period commencing on the morning of March 31, 1999 and ending on April 3, 2004. The information contained in the performance graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act, except to the extent that Plantronics specifically incorporates it by reference into such filing.

The graph assumes that $100 was invested on the morning of March 31, 1999 in Plantronics common stock and in each index (based on prices from the close of trading on March 31, 1999), and that dividends, if any, were reinvested. No cash dividends have been declared or paid on Plantronics common stock in the relevant period.

Under the assumptions stated above, over the period from March 31, 1999 to April 3, 2004 the total return on an investment in Plantronics would have been 178.4% as compared to 104.1% for the NYSE/AMEX/NASDAQ Stock Market index (U.S. Companies only) and 92.5% for the NYSE/AMEX/NASDAQ Communications Equipment Stocks index shown below. Past performance is no indication of future value and stockholder returns over the indicated period should not be considered indicative of future returns.

Comparison of Five-Year Cumulative Total Returns

Performance Graph for

Plantronics, Inc.

Produced on 05/18/2004 including data to 04/02/2004

Prepared by CRSP (www.crsp.uchicago.edu), Center for Research in Security Prices, Graduate School of Business, The University of Chicago. Used with permission. All rights reserved.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Plantronics’ Executive Officers and Directors, and persons who own more than ten percent of a registered class of Plantronics’ equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission and the New York Stock Exchange. Executive Officers, Directors and greater than ten percent stockholders are required by Securities Exchange Commission regulation to furnish Plantronics with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, Plantronics believes that, during fiscal 2004, all filing requirements applicable to its Executive Officers and Directors were complied with, except that a Form 4 was not filed by Joyce Shimizu for the sale of stock in her 401(k) Plan on June 10, 2003.

OTHER MATTERS

Plantronics knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

For the Board of Directors

Rich Pickard
Secretary

Dated: May 26, 2004

APPENDIX A

PLANTRONICS, INC. CORPORATE GOVERNANCE GUIDELINES

The Role of Our Board of Directors. The paramount duty of the Board of Directors (the “Board”) is to oversee the Chief Executive Officer and other senior management in the competent and ethical operation of Plantronics (the “Company”) at all times. To satisfy this duty, the Board will take a proactive, focused approach to their position, and direct the Company to business success through maintenance of the highest standards of responsibility and ethics.

The Board brings to the Company a wide range of experience, knowledge and judgment, and is expected to use these skills for the Company. Good governance depends on far more than a “check the box” approach to standards or procedures. The Board uses their varied skills to critically assess the issues and decisions that are brought before them. The governance structure in the Company is designed to be a working structure for principled actions, effective decision-making and appropriate monitoring of both compliance and performance.

For the Board to be effective, they must maintain an attitude of constructive skepticism and careful review. Their job requires them to ask probing questions of management and to take the action necessary to get accurate and honest answers. The Board also relies on the advice, reports and opinions of management, counsel and our expert advisers. In doing so the Board constantly evaluates the qualifications of those it relies upon for information and advice, and also looks to the process used by managers and advisers in reaching their recommendations.

The Board prides itself on keeping up to date on best governance practices. Working together with management and our advisers, the Board looks to the knowledge and information of others in the governance debate for additional information on how to manage Company affairs.

The Board particularly notes the recent efforts by the New York Stock Exchange (“NYSE”) as well as the Securities Exchange Commission (“SEC”) and the Business Roundtable to promote better governance. The Board intends to continually monitor Company processes for governing, including reviewing whether there are alternatives or new ideas which would strengthen the Company governance structures.

Majority of Independent Directors. The Board shall have a majority of Directors who meet the criteria for independence established by the NYSE. The Company will disclose in its annual proxy statement the basis for any Board determination that a commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship is not material for purposes of evaluating the independence of any Board member. Alternatively, the Company may adopt and disclose categorical standards to assist it in making independence determinations and may make a general disclosure if a Director meets these standards with a specific explanation of any determination of independence for a Director who does not meet these standards.

Selection of Board Nominees. The Directors will be selected by the Nominating and Governance Committee (the “Committee”) of the Board in accordance with the charter and principles of that committee and in accordance with the Plantronics Director Candidates Nomination Policy.

The Committee uses the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board of Directors:

•	The Committee regularly reviews the current composition and size of the Board.

•

The Committee will review the qualifications of any candidates who have been properly recommended or nominated by a stockholder, as well as those candidates who have been identified by management, individual members of the Board or, if the Nominating and Governance Committee determines, a search firm. Such review may, in the Nominating and Governance Committee’s discretion, include a review solely of information provided to the Nominating and Governance Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Nominating and Governance Committee deems proper, including the retention of third parties to review potential candidates.

•	In its evaluation of Director candidates, including the members of the Board eligible for re-election, the Committee will consider the current size and composition of the Board, the needs of the Board and the respective committees of the Board and the qualifications of candidates in light of these needs as well as such other factors as the Committee may consider appropriate.

•	The Committee has not formally established any specific, minimum qualifications that must be met by each candidate for the Board or specific qualities or skills that are necessary for one or more of the members of the Board to possess.

The Board, together with the Chair of the Nominating and Corporate Governance Committee and the Chair of the Board of Directors, should extend the actual invitation to join the Board.

It is the policy of the Nominating and Governance Committee to consider properly submitted recommendations for candidates to the Board from stockholders. A stockholder that desires to recommend a candidate for election to the Board shall direct the recommendation in written correspondence by letter to Plantronics, Inc. attention Corporate Secretary, at the Company’s offices at 345 Encinal Street, Santa Cruz, CA 95060. Such written letter must include the candidate’s name, age, home and business address and telephone numbers; detailed biographical data for the candidate including current principal occupation and employment and relevant qualifications; information regarding any relationships between the candidate and Plantronics, Inc. within the last three years; names, addresses and telephone numbers for at least three personal references for the candidate; a statement from the recommending stockholder in support of the candidate addressing issues of character, judgment, diversity of experience, independence, expertise, corporate experience, other commitments and the like; a detailed description of any shares of Plantronics, Inc. beneficially owned by the nominating stockholder or the candidate; a description of all arrangements or understandings between the nominating stockholder and the candidate and any other person or persons (naming such persons) pursuant to which the candidate is being recommended and a written indication by the candidate of her/his willingness to serve, if elected, and her/his willingness to make such other information available as may reasonably be requested by the Nominating and Governance Committee.

For more information, refer to the Plantronics Directors Candidates Nomination Policy.

Size of Board. The Board currently has six (6) members. The Board reviews from time to time the appropriateness of its size. The Board would consider expanding its size to accommodate outstanding candidates.

Change of Jobs or Responsibility. The Board, through the Nominating and Governance Committee, will have the opportunity to review the appropriateness of the continued service of Directors who change their position or responsibility that they held when they were elected to the Board.

Other Company Boards. Each Director must ensure that other existing and anticipated future commitments do not materially interfere with that Director’s service to the Company. In any event, no Director shall serve on the Board of Directors of more than six (6) additional public companies. Directors should advise the Nominating and Governance Committee of any invitations to join the Board of any other public company prior to accepting another Directorship.

Board Term Limits. The Board believes that term limits are on balance not the best way to maximize it’s effectiveness. While terms limits would likely introduce fresh perspectives and make new viewpoints available to the Board, they may have the countervailing effect of causing the loss of the benefit gained from the contributions of Directors who have developed, over time, increasing insight into the Company. As an alternative to term limits the Nominating and Governance Committee will review the appropriateness of each Director’s continued service every three years.

Director Responsibilities. The fundamental role of the Directors is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its shareholders. In fulfilling that responsibility the Directors should be able to rely on the honesty and integrity of the Company’s management and expert legal, accounting, financial and other advisors. The Directors should have the benefit of Directors’ and Officers’ insurance, paid by the Company, to indemnification to the fullest extent allowed under the Company’s charter and Delaware law, and to exculpation as provided by Delaware law and the Company’s charter.

Directors are expected to rigorously prepare for, attend and participate in all Board and applicable committee meetings, and to spend the time needed and meet as often as necessary to properly discharge their obligations. Information and data that is important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the Directors prior to the meeting, so that Board meeting time may be conserved and discussion time focused on questions that the Board has about the materials. Particularly sensitive subject matters may be discussed at the meeting without advance distribution of written materials.

Separation of Chief Executive Officer and Chair of the Board. The Board has a policy on whether or not the roles of Chief Executive Officer and Chair of the Board should be separate and, if they are to be separate, whether the Chair should be selected from the non-employee Directors or be an employee. As a matter of policy, the Board of Directors requires that the roles of Chief Executive Officer and Chair of the Board shall be separate. The Chair of the Board shall at all times be selected from the non-employee Directors of the Company. The Board believes these issues should be considered as part of the Board’s broader succession planning process.

Establishing Board Agendas. The Chair of the Board will establish the agenda for each Board meeting and the Secretary will distribute it in advance to the Board. At the beginning of each year the Chief Executive Officer, working with the Chair of the Board, will to the extent foreseeable and practicable, set a schedule of agenda items to be discussed during the year. Each Director is free to suggest the inclusion of items on the agenda and to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Company’s long-term strategic plans and the big-picture challenges faced by the Company in executing on these plans during at least one Board meeting per year.

Independent Director Discussions. The Board’s policy is to have an additional meeting time for the non-management Directors without the presence of management or other associates of the Company. Such meetings should occur at least three times per year. A Director will be selected by the outside Directors and will assume the responsibility of chairing the regularly scheduled meetings of outside Directors and bear such further responsibilities that the outside Directors as a whole might designate from time to time. The identity of such Director or the method for selecting such Director will be disclosed in the annual proxy statement.

Corporate Communications. The Board believes that management speaks for the Company. Individual Directors may occasionally meet or otherwise communicate with various constituencies that are involved with the Company and the Company has disclosed a method for interested parties to make any concerns known to the non-management Directors in the Plantronics Stockholder Access to Board of Directors Policy, but it is expected that Board members would generally communicate with outside parties only with the knowledge of management and, in most instances, absent unusual circumstances or as contemplated by the committee charters, at the request of management. For further information, refer to the Plantronics Stockholder Access to Board of Directors Policy.

Board Committees. Three committees shall exist at all times:

•	Nominating and Governance Committee,

•	Audit Committee, and

•	Compensation Committee.

All of the members of these committees will meet the criteria for independence established by the NYSE. The members of these committees will also meet the other membership criteria specified in the respective charters for these committees. Committee members will be appointed by the Board upon recommendation by the Nominating and Governance Committee, in accordance with the charter and principles of that committee. There will, from time to time, be occasions on which the Board may want to rotate committee members, but the Board does not believe that a formal policy of rotation is mandated.

Each committee has its own charter and is available on our website at www.plantronics.com. The charter sets forth the principles, policies, objectives and responsibilities of the committees in addition to the qualifications for committee membership, procedures for committee member nomination and removal, committee organization and functioning and how the committee will communicate with the Board. The charters will provide that each committee will meet to review its performance at least once a year.

The Chair of each committee will, in consultation with the appropriate committee members and members of management, and in accordance with the committee’s charter, determine the frequency and length of committee meetings and develop the committee’s agenda. At the beginning of the year each committee will establish a schedule of agenda subjects to be discussed during the year (to the extent these can be foreseen). The schedule for each committee will be furnished to the full Board.

The Board and each committee shall have the authority to obtain advice, reports or opinions from internal and external counsel and expert advisors and shall have the power to hire independent legal, financial and other advisors as they may deem necessary, without consulting with, or obtaining approval from, any officer of the Company in advance. The Board may, from time to time, form new committees as it deems appropriate.

Director Access to Officers and Employees. The Board has complete access to all Company officers and employees. Any meetings or contacts that a Director desires to initiate may be arranged directly by the Director or through the Chief Executive Office or another officer of the Company. The Directors should use their judgment to ensure that any such contact or communication is not disruptive to the business operations of the Company.

The Board welcomes the attendance of designated senior officers at each Board meeting. The Board also encourages management to schedule managers to present at Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, or (b) have future potential that management believes should be given exposure to the Board.

Stockholder Access to Outside Directors. In order that interested parties may be able to make their concerns known to the non-management Directors, the Company disclosed methods for such parties to communicate directly with the Director(s) who presides over the meetings of non-management Directors or with the non-management Directors as a group. For further information, refer to the Stockholder Access to Board of Directors Policy and the Plantronics Whistleblower Policy.

Director Compensation. The form and amount of Director compensation will be determined by the Board in accordance with such policies, principles and criteria as it shall adopt. It is appropriate for the management of the Company to report from time to time to the Board on the status of Board compensation in relation to other comparable companies. The Board will conduct a bi-annual review of Director compensation.

CEO Evaluation. The Compensation Committee will conduct an annual review of the CEO’s performance, in accordance with the charter and principles of that committee. The Board will review the committee’s report to determine if the current CEO is providing the best leadership for the Company, from a short, intermediate and long-term perspective.

Board Evaluation. The Nominating and Governance Committee will oversee the annual Board evaluation process in accordance with the charter and principles of that committee. As part of this process Directors will conduct a self-evaluation to review the progress and effectiveness of the Board and its committees, and will submit its comments to the Nominating and Governance Committee. The Nominating and Governance Committee will then report back to the Board, and the full Board will consider and discuss the committee’s report.

Board Attendance at Annual Meetings. The Company recognizes that Directors’ attendance at annual meetings can provide investors with an opportunity to communicate with Directors about issues affecting the company. We highly encourage all of our Directors to attend the Plantronics annual meeting each year. In the event that a Director cannot attend in person, the Company encourages Directors to attend telephonically.

Management Succession. The Nominating and Governance Committee should conduct an annual review on succession planning, in accordance with the charter and principles of that committee. The committee should report its recommendation to the Board. The entire Board, along with the committee, will nominate and evaluate potential successors to the Chief Executive Officer.

Director Orientation and Continuing Education. The Company will have an orientation program for new Directors, and new Directors must participate in the program within two months of the annual meeting at which such Directors are elected. The orientation program will include presentations that review the Company’s business strategies, its financial and accounting systems and risk management controls, its code of business conduct and methods and compliance programs, and its internal and independent auditor. The orientation should include an introduction to the Company’s senior management, a visit its corporate headquarters, and to the extent practicable, a visit to its significant facilities. Incumbent Directors are also invited to attend the orientation program.

On an annual basis, Directors will participate in continuing education programs.

APPENDIX B-1

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended March 31, 2004.

The Audit Committee of the Board of Directors has:

•	Reviewed and discussed Plantronics’ audited financial statements for the fiscal year ended March 31, 2004 with Plantronics’ management, which has primary responsibility for the financial statements;

•	Discussed with PricewaterhouseCoopers LLP, Plantronics’ independent accountants, the materials required to be discussed by Statement of Auditing Standard 61;

•	Reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board No. 1 and has discussed with PricewaterhouseCoopers LLP regarding its independence; and

•	Considered whether the provision of non-audit services as noted under Proposal Four is compatible with maintaining PricewaterhouseCoopers LLP independence, and has determined that such provision of non-audit services is compatible.

The Board of Directors determined that each member of the Audit Committee is, and has been at all times during the 2004 fiscal year, “independent” as defined under the NYSE listing standards and Plantronics independence guidelines. Each member of the Audit Committee also satisfies the SEC’s additional independence requirement for members of the Audit Committees. The Board has determined that each member is also an “audit committee financial expert,” as that term has been defined by the SEC.

Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Plantronics’ 2004 Annual Report on Form 10-K.

THE AUDIT COMMITTEE
Marv Tseu
Trude Taylor
David Wegmann

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APPENDIX B-2

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OF

PLANTRONICS

Effective January 9, 2004

I. PURPOSE

The purpose of the Audit Committee of the Board of Directors (the “Board”) of Plantronics (the “Company”) shall be to:

1. Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company;

2. Assist the Board in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and of its independent auditor;

3. Prepare the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement;

4. Provide the Company’s Board with the results of its monitoring and recommendations derived therefrom;

5. Act as a Qualified Legal Compliance Committee (the “QLCC”); and

6. Provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors may from time to time prescribe.

II. MEMBERSHIP

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board. The Audit Committee will consist of at least three members of the Board. Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC):

1. Each member will be “independent”, in accordance with the Corporate Governance Standards of the New York Stock Exchange and the rules of the SEC, as in effect from time to time;

2. Each member will be financially literate, as such qualification is interpreted by the Company’s Board in its business judgment;

3. It is the Committee’s desire to have at least one member of the Audit Committee be a financial expert as defined by the SEC and NYSE; and

4. The Chair of the Audit Committee must have accounting or related financial management expertise and may not be associated with a holder of 20% or more of the Company’s voting stock.

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III. DUTIES AND RESPONSIBILITIES

The duties and responsibilities of the Audit Committee shall include:

1. Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including meeting periodically with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure;

2. Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

3. Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible) and retaining and terminating the Company’s independent auditors; in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors;

4. At least annually, obtaining and reviewing a report by the independent auditor describing: the audit firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm;

5. Discussing the annual audited financial statements and quarterly unaudited financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

6. Obtaining from management the status of earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, prior to public disclosure;

7. As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors;

8. Discussing policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

9. Reviewing with the independent auditors any audit problems or difficulties and management’s response;

10. Setting clear hiring policies with respect to employees or former employees of the independent auditors;

11. Reporting regularly to the Board;

12. Reviewing the independent auditors’ proposed audit scope, approach and independence;

13. Requesting from the independent auditors on a periodic basis a formal written statement delineating all relationships between the auditors and the Company, engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors, and recommending that the Board take appropriate action, if necessary, to ensure the independence of the outside auditors;

14. Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

15. Discussing with the Company’s independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

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16. Reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC requirements;

17. Providing a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A;

18. Reviewing the Audit Committee’s own charter, structure, processes and membership requirements from time to time;

19. Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities;

20. Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers;

21. Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

22. Providing a report to the Board at least annually presenting its conclusions with respect to the independent auditors; and

23. Performing such other duties as may be requested by the Board.

IV. COMPENSATION

Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board in its sole discretion. Such fees may include retainers, per meeting fees and special fees for service as Chair of the Audit Committee. Fees may be paid in such form of consideration as is determined by the Board, which may include cash, deferred payment, stock, stock options, phantom stock, and common stock equivalents.

Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a Director or Board Committee member.

V. VOTING

Each member of the Audit Committee shall have one vote on any matter requiring action by the Audit Committee; provided, however, that any member who is associated with a holder of 20% or more of the Company’s voting stock may not vote on any matters before the Audit Committee.

VI. MEETINGS

The Committee shall meet at least six times annually, or more frequently as circumstances dictate. Two of the six meetings will be in conjunction with BOD meetings (June & November) and all Committee members will be present in person to discuss the relevant topics. The remaining four meetings will be for the Committee to hold phone conferences with the independent accountants and management. Attachment B – Schedule of Events provides guidelines outlining when the Duties & Responsibilities normally should occur. As part of its job to foster open communication, the Committee should provide a channel of communication with management, internal audit, and the independent accountants, including separate meetings when appropriate.

VII. MINUTES

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

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VIII. REPORTS

Apart from the report prepared pursuant to Item 306 of Regulation S-K and Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee’s charter. Such reports may be made orally or in writing.

IX. PERFORMANCE EVALUATION

At least annually, the Board and the Audit Committee shall conduct a performance evaluation of the Audit Committee.

X. DELEGATION OF AUTHORITY

Review and approve requests for any management consulting engagements to be performed by the independent accountants and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter. The Committee has delegated the Chairman authority to pre-authorize up to $50K on services (both audit & non-audit) undertaken by independent accountants without getting full-Committee approval, provided such pre-approval is presented to the full Audit Committee at its next scheduled meeting. Should the full audit committee decide not to support the project, the balance of any work not performed may be cancelled.

XI. QUALIFIED LEGAL COMPLIANCE COMMITTEE

The Audit Committee of the Company is hereby designated by the Board of Directors as a “qualified legal compliance committee” within the meaning of 17 CFR Part 205.

Purpose. The Qualified Legal Compliance Committee (“QLCC”) is created by the Board of Directors of the Company to review any report made directly, or otherwise made known, to the QLCC by attorneys employed or retained by the Company or its subsidiaries of a material violation of U.S. federal or state securities law, a material breach of fiduciary duty arising under U.S. federal or state law or a similar material violation of any U.S. federal or state law (a “material violation”), all in accordance with the provisions of 17 CFR Part 205, as amended from time to time (“Part 205”).

Membership. The members of the Audit Committee shall constitute the QLCC. The Chairperson of the Audit Committee shall serve as the Chairperson of the QLCC. If for any reason, one or more Audit Committee members cannot serve on the QLCC, the QLCC shall at all times consist of at least one member of the Company’s audit committee and two or more members of the Company’s Board of Directors who are not employed, directly or indirectly, by the Company. The Nominating and Corporate Governance Committee shall recommend nominees for appointment to the QLCC annually and as vacancies or newly created positions occur. QLCC members shall be appointed by the Board and may be removed by the Board at any time. The Nominating and Corporate Governance Committee shall recommend to the Board, and the Board shall designate, the Chairman of the QLCC.

Authority And Responsibilities. In addition to any other responsibilities which may be assigned from time to time by the Board, the QLCC has the authority and responsibility for the following matters:

1. Receipt, Retention and Consideration of Reports

a. The QLCC shall adopt written procedures for the confidential receipt, retention and consideration of any report of evidence of a material violation under Part 205 (a “report”).

2. Investigation of Reports

a. Upon receipt of a report, the QLCC shall:

i. inform the Company’s chief legal officer (“CLO”) and chief executive officer (“CEO”) (or the equivalents thereof) of such report unless such notification would be futile; and

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ii. determine whether an investigation is necessary regarding any report of evidence of a material violation by the Company, its subsidiaries or any of their Officers, Directors, employees or agents.

b. If the QLCC determines an investigation is necessary or appropriate, the QLCC shall:

i. notify the Audit Committee or the full Board of Directors;

ii. initiate an investigation, which may be conducted either by the CLO or by outside attorneys; and

iii. retain such expert personnel as the committee deems necessary.

3. Making Recommendations for Adoption of Appropriate Response

a. At the conclusion of any such investigation the QLCC shall:

i. Recommend that the Company implement an appropriate response to the evidence of a material violation, which appropriate response may include:

1. a finding that no material violation has occurred, is ongoing or is about to occur;

2. the adoption of appropriate remedial measures, including appropriate steps or sanctions to stop any material violations that are ongoing, to prevent any material violation that has yet to occur, and to remedy or otherwise appropriately address any material violation that has already occurred and to minimize the likelihood of its recurrence; or

3. the retention or direction of an attorney to review the reported evidence of a material violation and either (i) the Company has substantially implemented any remedial recommendations made by such attorney after a reasonable investigation and evaluation of the reported evidence or (ii) the attorney advises the Company that such attorney may, consistent with his or her professional obligations, assert a colorable defense on behalf of the Company or its Officers, Directors, employees or agents, in any investigation or judicial or administrative proceeding relating to the reported evidence of a material violation; and

4. inform the CLO, the CEO and the Board of the results of any such investigation initiated by the QLCC and the appropriate remedial measures to be adopted.

b. Authority to Notify the SEC

i. The QLCC may take all other appropriate action, including the authority to notify the Securities and Exchange Commission, if the Company fails in any material respect to implement an appropriate response that the QLCC has recommended for adoption by the Company.

c. Reporting to the Board

i. The QLCC shall report to the Board periodically, but no less frequently than once a year. This report will include a review of the report(s) received, the investigations conducted, conclusions reached and responses recommended by the QLCC and any other matters that the QLCC deems appropriate or is requested to be included by the Board.

ii. At least annually, the QLCC shall evaluate its own performance and report to the Board on such evaluation.

iii. At least annually, the QLCC shall review and assess the adequacy of this charter and recommend any proposed changes to the Nominating and Corporate Governance Committee.

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PROCEDURES

1. The QLCC may act only by majority vote.

2. The QLCC shall meet as often as it determines is appropriate to carry out its responsibilities under this charter. The Chairperson of the QLCC, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter.

3. The QLCC is authorized (without seeking Board approval) to retain outside attorneys and other expert personnel to assist the QLCC as it deems necessary. The QLCC is authorized to obtain appropriate funding, as determined by the QLCC, for payment of compensation to such attorneys and other expert personnel and for ordinary administrative expenses of the QLCC that are necessary or appropriate for carrying out its duties.

4. The QLCC is authorized (without seeking Board approval) to access all books, records, facilities, personnel, agents and advisors of the Company as it deems necessary or appropriate to discharge is responsibilities under this charter.

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APPENDIX B-2 (CON’T)

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Effective January 9, 2004

ATTACHMENT A

Outline of Quarterly & Annual Report Reviews

Quarterly Report Reviews

1) Review of Quarterly Earnings via conference call occurs on the 2nd Friday following quarter end (exception is the 4th quarter of the year when the review occurs on the 3rd Friday following quarter/year end).

2) The 10Q must be filed with the SEC within 40 days of the end of the quarter being reported in FY04 and within 35 days in FY05 & thereafter. Draft copies of the 10Q will be sent to all Audit Committee members for review towards the end of the filing period. Committee members should contact the CFO, the Corporate Controller, or the Director of Corporate Accounting, Planning & Reporting within one week of receipt of draft copy with their comments and ultimately their approval.

Year-End Report Reviews

1) Review of the Proxy

2) Review of the 10K (must be filed with SEC within 75 days after year end in FY04 and within 60 days in FY05 & thereafter)

3) Review of the Annual Report

4) Reviews of the above documents will occur by providing draft copies to the Audit Committee. Report drafts will be sent to the Audit Committee at the end of April or early May to meet the timing of the Annual Stockholders meeting. One week will be allowed for the Audit Committee to provide any feedback. Committee members should contact the CFO, the Corporate Controller, or the Director of Corporate Accounting, Planning & Reporting within one week of receipt of draft copy with their comments and ultimately their approval.

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APPENDIX B-2 (CON’T)

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Effective January 9, 2004

ATTACHMENT B

Schedule of Events

The following are guidelines as to when the Duties and Responsibilities of the Audit Committee (“D&RAC”) should be carried out. The Committee has flexibility to revise this schedule when necessary and as appropriate.

D&RAC Section No.	Duties and Responsibilities of the Audit Committee As Required:

2.	Appointing, compensating and overseeing the work of the independent auditors (including resolving disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

3.	Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible) and retaining and terminating the company’s independent auditors; in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors.

7.	As appropriate, obtaining advice and assistance from outside legal, accounting or other advisors.

16.	Reviewing reports submitted to the audit committee by the independent auditors in accordance with the applicable SEC req.

23.	Performing such other duties as may be requested by the Board.

D&RAC Section No.	Duties and Responsibilities of the Audit Committee Each Quarter:

5.	Discussing the annual audited financial statements and quarterly unaudited financial statements with management and the independent auditors, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC.

6.	Obtaining from management the status of earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, prior to public disclosure.

8.	Discussing policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

D&RAC Section No.	Duties and Responsibilities of the Audit Committee in March Quarter:

13.	Requesting from the independent auditors on a periodic basis a formal written statement delineating all relationships between the auditors and the Company, engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors, and recommending that the Board take appropriate action, if necessary, to ensure the independence of the outside auditors.

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Sec XI. Part c. Reporting to the Board

i.       The QLCC shall report to the Board periodically, but no less frequently than once a year. This report will include a review of the report(s) received, the investigations conducted, conclusions reached and responses recommended by the QLCC and any other matters that the QLCC deems appropriate or is requested to be included by the Board.

ii.      At least annually, the QLCC shall evaluate its own performance and report to the Board on such evaluation.

iii.    At least annually, the QLCC shall review and assess the adequacy of this charter and recommend any proposed changes to the Nominating and Corporate Governance Committee.

D&RAC Section No.	Duties and Responsibilities of the Audit Committee in March BOD Meeting:

QLCC - Sec XI. Part c	Same as above – report the April discussion to the BOD

D&RAC Section No.	Duties and Responsibilities of the Audit Committee in June BOD Meeting:

1.	Oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company.

9.	Reviewing with the independent auditors any audit problems or difficulties and management’s response.

11.	Reporting regularly to the Board.

15.	Discussing with the Company’s independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented.

17.	Providing a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A.

19.	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services and audit committee members, member qualifications and activities.

20.	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers.

21.	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

22.	Providing a report to the Board at least annually presenting its conclusions with respect to the independent auditors.

D&RAC Section No.	Duties and Responsibilities of the Audit Committee in November BOD Meeting:

4.	At least annually, obtaining and reviewing a report by the independent auditor describing: the audit firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm.

9.	Reviewing with the independent auditors any audit problems or difficulties and management’s response.

11.	Reporting regularly to the Board.

12.	Reviewing the independent auditors’ proposed audit scope, approach and independence.

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14.	Directing the Company’s independent auditors to review before filing with the SEC the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews.

18.	Reviewing the Audit Committee’s own charter, structure, processes and membership requirements from time to time.

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APPENDIX C

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee (the “Committee”) of the Board of Directors is responsible for reviewing and approving Plantronics’ executive compensation policies and the compensation paid to the executive officers. The Committee also advises Plantronics’ management on the compensation policies in place for all non-executive personnel. The Committee is comprised of the members named below, all of whom are independent Directors.

The Committee furnished the following report describing compensation policies and rationale applicable to Plantronics’ executive officers for the fiscal year ended March 31, 2004. The information contained in such report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Plantronics specifically incorporates it by reference into such filing.

Compensation Policies. Plantronics’ basic compensation philosophy is that compensation should be tied to performance. The structure of Plantronics’ compensation program is designed to link executive compensation to the performance of Plantronics as well as to the individual contribution of each executive and to make a certain portion of each executive’s compensation variable as opposed to fixed. Plantronics’ performance-based compensation program is a total system consisting of base salary and “at risk” incentives that reward executives for the achievement of performance levels designed to enhance the value of Plantronics stock. A significant portion of each executive’s compensation is dependent upon meeting certain financial goals of Plantronics and individual performance objectives.

The guiding principles of the Plantronics’ executive compensation program are to (i) provide a total compensation package that will attract highly qualified executives to Plantronics, motivate such individuals to perform at their highest levels, reward outstanding performance, and retain executives whose skills are essential for building Plantronics’ business and long-term stockholder value; (ii) establish annual incentives for executives that are directly tied to the overall financial performance of Plantronics as well as to individual performance goals; and (iii) implement short and long-term incentives to focus executives on managing Plantronics from the perspective of an owner with an equity stake in the business and align executive compensation with benefits realized by Plantronics’ stockholders.

There are five basic components of Plantronics’ compensation program: (i) base salary; (ii) incentive bonuses which reward executives for achievement against pre-established goals; (iii) long-term incentive stock options that align executive compensation incentives with the interests of Plantronics’ stockholders; (iv) compensation and employee benefits generally available to employees of Plantronics, such as Plantronics’ nonqualified cash quarterly profit sharing plan and qualified defined contribution savings plan, including a non-elective employer contribution (safe harbor) of 3% of base salary and a matching of 50% of the first 6% of compensation under Section 401(k) of the Internal Revenue Code; and (v) discounted sales of Plantronics common stock to senior executive officers pursuant to the Senior Executive Stock Purchase Plan to increase investment by such executive officers in Plantronics and further align their interests with other stockholders. Effective March 10, 2004, the Senior Executive Stock Purchase Plan was terminated.

During the 2002 fiscal year, the Compensation Committee hired a third party consultant to examine the total cash and equity components of the compensation package that Plantronics provides to its executives to determine if such compensation was competitive. The consultant examined West Coast, nationwide and worldwide surveys in areas where Plantronics competes for executive talent to compare the base salaries, bonuses, and stock options to those of peer and slightly smaller companies. The Compensation Committee used this data to make adjustments to executive compensation to achieve Plantronics’ overall goals.

Base Salaries. Base salaries for Plantronics’ executive officers are determined by evaluating each executive’s scope of responsibility, prior experience and salary history with a focus on such executive’s past performance with Plantronics and/or expected contribution to Plantronics’ future success. For reference,

Plantronics used the third party consultant’s survey data to assist the Compensation Committee, the Chief Executive Officer and Plantronics’ Human Resources department in analyzing competitive salary information to determine appropriate salary levels for Plantronics’ executives. After analyzing the surveys, the Chief Executive Officer recommended an annual salary increase budget for approval by the Compensation Committee and further recommended salary increases within such budget for the individual executives because based on market data, a salary increase was not required. For fiscal 2004, the chief executive officer, all of his direct reports and all vice-presidents and above at Plantronics received no base salary increases. The process for determination of the Chief Executive Officer’s compensation, including base salary, is set forth below.

Incentive Bonus Awards. Under Plantronics’ Regular and Supplemental Bonus Plan for fiscal 2004, incentive cash payments (Regular and Supplemental bonuses) were based on achievement of individual, team and company objectives. A portion of the bonus awards earned under the plans described below were paid on a quarterly basis during fiscal 2004 while fourth quarter and Supplemental Bonus awards were paid in the first quarter of fiscal 2005 after the close of the 2004 fiscal year. The plan is composed of two programs consisting of a Regular Bonus Plan and a Supplemental Bonus Plan. Each plan is designed to reward the performance of certain officers, subject to the approval of the Compensation Committee, and certain key employees designated by the Chief Executive Officer.

Under the Regular Bonus Plan, a participant becomes eligible to earn up to a certain percentage of base salary based upon achievement of individual objectives, as determined by the supervisor, department Vice President, and/or the CEO. Payments pursuant to the Regular Bonus Plan are made on a quarterly basis — 25% of the bonus target percentage each quarter times the individual performance score.

Target base salary for the Supplemental Bonus Plan is computed based on actual salary earned for the year. Actual payment is based on individual, team and company performance scores. Such bonuses are paid on a quarterly basis to the eligible participants who must be employed by Plantronics on the day the bonus is paid. If not employed on the payment date, the participant shall not be entitled to any funds. If the participant dies, or is disabled and therefore unable to work during the relevant quarter or prior to the payment date, the participant will be treated as being employed on the payment date and the participant or the participant’s estate will be entitled to the portion of the quarterly bonus actually earned on a pro rata basis using the time actually worked during the relevant quarter.

Under the Supplemental Bonus Plan, a participant becomes eligible to earn up to a certain percentage of base salary upon achievement of objectives. Objectives include both company performance targets as well as individual performance objectives. Payments under the Supplemental Bonus Plan are paid after the close of the fiscal year and only on the basis of relative achievement against the Board approved plan for adjusted net income excluding one-time gains/losses from sales of capital assets and write-offs. Should the fiscal year adjusted net income be less than the Board-approved plan, Supplemental Bonus payments will be reduced proportionately, i.e. 95% achievement of net income funds a pool equal to 95% of target bonuses. Each participant receives payment only to the extent of actual accomplishment of individual objectives. Maximum pay out for any individual is 100% of target. Supplemental Bonus amounts are payable within ninety days after completion of Plantronics’ audited financial statements at fiscal year end to participants who continue to be employed by Plantronics on the payment date. If not employed on the payment date, the participant does not receive any funds. If the participant dies, or is disabled and therefore unable to work during the fiscal year or prior to the payment date, the participant will be treated as being employed on the payment date and the participant or the participant’s estate will be entitled to the portion of the Supplemental Bonus actually earned on a pro rata basis using the time actually worked during the fiscal year. Plantronics achieved the Board approved plan for net income in its 2004 fiscal year, and accordingly, the Supplemental Bonus pool was fully funded.

In fiscal 2001, the Compensation Committee established an Over Achievement Bonus Plan for the purpose of rewarding corporate and individual performance in excess of annual targeted objectives. To receive bonus funds from the pool, Plantronics must have surpassed its annual targets and a participating executive must also have achieved greater than 90% weighted average individual performance scores on his or her goals and objectives during the fiscal year. Given the economic conditions prevailing during fiscal 2004 and Plantronics’ outlook for its own performance, the Board determined that it was appropriate to offer this plan in fiscal 2004. Accordingly, a pool totaling $1,200,000.00 was established based on the company’s performance vs. plan in fiscal 2004. Of this pool, 80% was set aside for payments to eligible participants under the Over Achievement Bonus Plan in fiscal 2004. Each individual participant who satisfies the 90% weighted average individual performance scores on his or her goals and objectives during the fiscal year receives a portion of the pool that is established by computing a percentage of their base salary times their weighted average individual performance scores. The cost of this bonus has been accrued into the financial results for fiscal 2004 although the payments will not be made until May 2004. From the total pool, the CEO can award up to 20% to employees at any level in the company whose exceptional performance in fiscal year 2004 warrants such recognition. We currently expect all of the 20% to be so awarded.

Stock Options. Plantronics provides long-term incentives to executive officers through its 1993 Stock Option Plan, adopted by the Board of Directors in September 1993, as subsequently amended and through its 2003 Stock Plan adopted by the Board of Directors in May 2003 and ratified by stockholders on June 27, 2003. The 1993 Stock Option Plan expired on September 23, 2003. The 2003 Stock Plan took effect on September 24, 2003. The 1993 Stock Option Plan and the 2003 Stock Plan shall together be referred to as the Stock Plan. To attract and retain highly qualified executives and to align the interests of the executives with the interests of Plantronics’ stockholders, stock options constitute a significant portion of Plantronics’ incentive compensation program. Options granted under the 1993 Stock Option Plan incorporate vesting schedules to encourage employees to remain with Plantronics. Generally, in granting options to executives, the Compensation Committee takes into consideration the individual’s position with Plantronics, responsibilities, past performance and future potential to influence the long-term growth and profitability of Plantronics, as well as the individual’s existing equity interest in Plantronics, giving primary weight to position, responsibilities and performance.

Compensation of Chief Executive Officer. In making compensation decisions with respect to the Chief Executive Officer, the Compensation Committee refers to Mr. Kannappan’s Employment Agreement (described in this Proxy Statement under the caption “Additional Information — Employment Agreements and Change-in-Control Arrangements”), and also generally applies the compensation philosophy described above.

Mr. Kannappan’s current annual base salary is approximately $500,000. He did not receive a raise in base salary in fiscal 2004. Mr. Kannappan received 100% of the target bonus amount for fiscal 2004 under Plantronics’ Regular and Supplemental Bonus Plans. Mr. Kannappan’s fiscal 2004 bonus was determined (pursuant to his Employment Agreement) in accordance with Plantronics’ Regular, Supplemental and Over Achievement Bonus Plans approved by the Board of Directors On September 3, 2003, Plantronics issued Mr. Kannappan an option to purchase 100,000 shares of Plantronics common stock at an option price of $26.90 per share.

Tax Deductibility of Executive Compensation. Beginning in 1994, Section 162 of the Internal Revenue Code of 1986, as amended (the “Code”), limits the federal income tax deductibility of compensation, other than performance-based compensation within the meaning of Section 162(m), paid to Plantronics’ Chief Executive Officer and to each of the other four most highly compensated executive officers. Plantronics may deduct such compensation only to the extent that during any fiscal year the compensation paid to any such individual does not exceed $1,000,000. Based on Plantronics’ current compensation plans and policies, Plantronics and the Committee believe that, for the near future, there is little risk that Plantronics will lose any material tax deduction for executive compensation.

Members of the Compensation Committee:

Patti Hart
Trude Taylor
David Wegmann

APPENDIX D

PLANTRONICS, INC.

AMENDED AND RESTATED 2003 STOCK PLAN

SECTION 1. PURPOSES AND DEFINITIONS

1.1 Purposes of the Plan. The purposes of this 2003 Stock Plan are:

(A) to attract and retain the best available personnel for positions of substantial responsibility,

(B) to provide additional incentive to Employees, Directors and Consultants, and

(C) to promote the success of the Company’s business.

1.2 The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards, Stock Appreciation Rights, and Restricted Stock Units, as determined by the Administrator at the time of grant.

1.3 Definitions. As used herein, the following definitions shall apply:

(A) “Administrator” means the Board or any Committees as shall be administering the Plan, in accordance with Section 2.2.

(B) “Applicable Laws” means the requirements relating to the administration of equity based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(C) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock Awards, SARs, and Restricted Stock Units.

(D) “Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan and shall include an Option Agreement and a Restricted Stock Award Agreement, as applicable. The Award Agreement is subject to the terms and conditions of the Plan.

(E) “Board” means the Board of Directors of the Company.

(F) “Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of Directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(G) “Code” means the Internal Revenue Code of 1986, as amended.

(H) “Committee” means a committee of individuals appointed by the Board in accordance with Section 2.2.

(I) “Common Stock” means the common stock of the Company.

(J) “Company” means Plantronics, Inc., a Delaware corporation.

(K) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

(L) “Director” means a member of the Board.

(M) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(N) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(O) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(P) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange (NYSE), its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(Q) “Fiscal Year” means the fiscal year of the Company.

(R) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(S) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(T) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of the grant of an individual Option or a Restricted Stock Award. The Notice of Grant is part of the agreement evidencing the terms and conditions of a specific grant.

(U) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(V) “Option” means a stock option granted pursuant to the Plan, as evidenced by a Notice of Grant.

(W) “Option Agreement” means an agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(X) “Optioned Stock” means the Common Stock subject to an Award.

(Y) “Outside Director” means a Director who is not an Employee.

(Z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(AA) “Participant” means the holder of an outstanding Award granted under the Plan.

(BB) “Plan” means this 2003 Stock Plan, as amended and restated.

(CC) “Restricted Stock” means shares of Common Stock acquired pursuant to a grant of Restricted Stock Award or the early exercise of an Option.

(DD) “Restricted Stock Award” means a grant of Restricted Stock pursuant to the Plan, as evidenced by a Notice of Grant.

(EE) “Restricted Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and restrictions applying to stock granted under a Restricted Stock Award. The Restricted Stock Award Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(FF) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 6.

(GG) “Retirement” unless otherwise defined in the Award Agreement or in a written employment, services or other agreement between the Participant and the Company or any Parent or Subsidiary of the Company, will have such meaning as the Administrator may determine, or, if not so defined, will mean termination of Participant’s status as a Service Provider after he or she reaches age 55 and has completed at least ten (10) years of employment or service with the Company or any Parent or Subsidiary of the Company; provided, however, that with respect to Outside Directors who are granted Options pursuant to Section 3.2 hereof, “Retirement” will mean termination of an Outside Director’s status as a Director when (i) the Outside Director’s age is 55 or over and he or she has continuously been a Director for at least seven (7) years on the date of such termination or (ii) the Outside Director has continuously been a Director for at least ten (10) years from the date of such termination.

(HH) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(II) “Section 16(b) “ means Section 16(b) of the Exchange Act.

(JJ) “Securities Act” means the Securities Act of 1933, as amended.

(KK) “Service Provider” means an Employee, Director or Consultant.

(LL) “Share” means a share of the Common Stock, as adjusted in accordance with Section 7.4.

(MM) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with an Option, that pursuant to Section 5 is designated as an SAR.

(NN) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

SECTION 2. ADMINISTRATION

2.1 Stock Subject to the Plan.

(A) Subject to the provisions of Section 7.4, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 2,000,000 Shares. Notwithstanding the foregoing, the Company may not grant more than 20% of the 1,000,000 Shares initially reserved for issuance hereunder pursuant to Restricted Stock Awards and Restricted Stock Units and it may not grant more than 20% of the 1,000,000 Shares added to the Plan on July 21, 2004, pursuant to Restricted Stock Awards, Restricted Stock Units and Stock Appreciation Rights, subject to stockholder approval.

(B) Shares will not be deemed to have been issued pursuant to the Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise of an SAR, only the number of Shares actually issued in such payment will reduce the number of Shares available for issuance under the Plan. If the exercise price of an Award is paid by tender to the Company, or attestation to the ownership, of Shares owned by the Participant, the number of Shares available for issuance under the Plan will be reduced by the gross number of Shares for which the Award is exercised.

(C) If an Award expires or becomes unexercisable without having been exercised in full, or is otherwise surrendered to the Company prior to having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Award, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

2.2 Administration of the Plan.

(A) Procedure.

(i) Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Awards as “performance based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(B) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Award in accordance with the provisions of the Plan; provided, however, that the Administrator will not permit any Participant to issue a promissory note in order to exercise or otherwise acquire Shares pursuant to an Award;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to subplans established for the purpose of satisfying applicable foreign laws;

(viii) to modify or amend each Award (subject to Section 7.6(C)), including the discretionary authority to extend the post-termination exercisability period of Awards longer than is otherwise provided for in the Plan;

(ix) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by the Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x) to authorize any person to (i) make decisions, determinations and interpretations on behalf of the Administrator to the extent allowed under Applicable Laws, and (ii) execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xi) to make all other determinations deemed necessary or advisable for administering the Plan.

(C) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations, and those of any person authorized by the Administrator to make decisions, determinations and interpretations on behalf of the Administrator, shall be final and binding on all Participants and any other holders of Awards.

2.3 Eligibility. Nonstatutory Stock Options may be granted to Service Providers provided, that, Outside Directors may only be granted Nonstatutory Stock Options granted pursuant to Section 3.2. Incentive Stock Options may be granted only to Employees. Stock Appreciation Rights, Restricted Stock Awards and Restricted Stock Units may be granted only to Employees and Consultants.

SECTION 3. STOCK OPTIONS

3.1 Limitations.

(A) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 3.1, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(B) The following limitations shall apply to grants of Options:

(i) No Participant shall be granted, in any Fiscal Year of the Company, Options to purchase more than 500,000 Shares.

(ii) In connection with his or her initial employment, a Participant may be granted Options to purchase up to an additional 500,000 Shares, which shall not count against the limit set forth in Section 3.1(B)(i).

(iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 7.4.

(iv) If an Option is cancelled in the same Fiscal Year of the Company in which it was granted (other than in connection with a transaction described in Section 7.4), the cancelled Option will be counted against the limits set forth in Sections 3.1(B)(i) and (ii).

3.2 Grants of Options to Outside Directors.

(A) Procedure for Grants. All grants of Options to Outside Directors under this Plan shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

(i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

(ii) All Options granted pursuant to this Section shall be Nonstatutory Stock Options and, except as otherwise provided herein, shall be subject to the other terms and conditions of the Plan.

(iii) Each person who first becomes an Outside Director following the effective date of this Plan shall be automatically granted an option to purchase 12,000 Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy.

(iv) After the First Option has been granted to an Outside Director, such Outside Director shall thereafter be automatically granted an Option to purchase 3,000 Shares (a “Subsequent Option”) on January 15 of each year, provided the Outside Director will continue to be an Outside Director through the applicable date and, if on such date, he or she shall have served on the Board for at least the preceding six (6) months.

(v) Notwithstanding the provisions of subsections (iii) and (iv) hereof, in the event that a grant would cause the number of Shares subject to outstanding Awards plus the number of Shares previously purchased upon exercise of an Award to exceed the number of Shares available for issuance under the Plan, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

(B) The terms of an Option granted to an Outside Director shall be as follows:

(i) the term of the Option shall be seven (7) years;

(ii) the Option shall be exercisable only while the Outside Director remains a Director; provided, however, that for Options granted under this Section 3.2 on or after                     , 2004, if an Outside Director ceases to be a Director as a result of the Outside Director’s death, Disability or Retirement, the Outside Director may exercise his or her Option granted pursuant to this Section 3.2 within one year of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) and if on the date of such termination the Outside Director is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan;

(iii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Option; and

(iv) subject to accelerated vesting upon a merger or Change in Control as specified in Section 7.4(C), the Option shall vest and become exercisable as to 25% of the Shares subject to the Option on the first anniversary of the date of grant of the Option and shall vest and become exercisable as to 6.25% of the Shares subject to the Option at the end of each three-month period thereafter, if on such dates Participant has remained in continuous status as a Director.

(C) The Plan shall not confer upon any Outside Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

3.3 Term of Option. The term of each Option shall be stated in the Award Agreement. In the case of an Incentive Stock Option, the term shall be seven (7) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

3.4 Option Exercise Price and Consideration.

(A) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option

(1) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(2) granted to any Employee other than an Employee described in Section 3.4(A)(i)(1), the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

3.5 Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

3.6 Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist, subject to Applicable Laws, entirely of:

(A) cash;

(B) check;

(C) other Shares, including reservation by the Company of Shares issuable to the Participant upon exercise of an Option, which have a Fair Market Value on the date of surrender or reservation equal to the aggregate exercise price of the Shares as to which such Option shall be exercised;

(D) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(E) a reduction in the amount of any Company liability to the Participant, including any liability attributable to the Participant’s participation in any Company sponsored deferred compensation program or arrangement;

(F) any combination of the foregoing methods of payment; or

(G) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; provided, however, that the issuance of a promissory note will not be a permissible form of consideration under the Plan.

3.7 Exercise of Option.

(A) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

(i) An Option shall be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 7.4.

(ii) Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(B) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(C) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement (of at least six (6) months) to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(D) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for twelve (12) months following the Participant’s death. If, at the time of death, a Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(E) Retirement of Participant. If a Participant ceases to be a Service Provider as a result of his or her Retirement, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement, to the extent the Option is vested on the date of Retirement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Award Agreement, for Options granted on or after July 21, 2004, the Option shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of Retirement, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after his or her Retirement, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

SECTION 4. RESTRICTED STOCK AWARDS

4.1 Restricted Stock Awards. Restricted Stock Awards may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Restricted Stock Awards under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

4.2 Term of Restricted Stock Awards. The term of each Restricted Stock Award shall be stated in the Restricted Stock Award Agreement. Shares of Common Stock issued pursuant to a Restricted Stock Award may, in the discretion of the Administrator, vest over the Participant’s period of Service or upon attainment of specified performance objectives. Notwithstanding the foregoing, subject to Section 7.4(C), a Restricted Stock Award may not vest at a rate faster than one year following the date of grant. If a Restricted Stock Award is not subject to achievement of performance goals then, subject to Section 7.4(C), such award willfully vest over a period of at least three (3) years from the date of grant.

4.3 Limitation on Restricted Stock Award Grants. No Participant shall receive Restricted Stock Awards in any Fiscal Year of the Company having an aggregate initial value greater than $600,000, except that Restricted Stock Awards granted to a new Employee in the Fiscal Year of the Company in which his or her service as an Employee first commences shall not have an aggregate initial value greater than $1,000,000.

4.4 Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Award Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Award Agreement shall be the original price paid by the Participant and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse as the Restricted Stock Award vests.

4.5 Other Provisions. The Restricted Stock Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

4.6 Rights as a Stockholder. Once the Restricted Stock Award is exercised, the Participant shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock Award is exercised, except as provided in Section 7.4.

4.7 Cancellation of Restricted Stock Award. On the date set forth in the Restricted Stock Award Agreement, all unearned or unvested Restricted Stock shall be forfeited to the Company.

SECTION 5. STOCK APPRECIATION RIGHTS

5.1 Stock Appreciation Rights.

(A) Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(B) Number of Shares. The Administrator will have complete discretion to determine the number of SARs granted to any Service Provider, provided that during any Fiscal Year, no Participant will be granted SARs covering more than 500,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant’s initial service as an Employee, an Employee may be granted SARs covering up to an additional 500,000 Shares.

(C) Exercise Price and Other Terms. The Administrator will have complete discretion to determine the terms and conditions of SARs granted under the Plan, subject to the provisions of the Plan and the following limitations:

(i) the term of an SAR may not exceed seven (7) years from the date of grant;

(ii) the exercise price of an SAR must be at least 100% of the Fair Market Value per Share on the date of grant; and

(iii) the maximum payment any Participant may be entitled to receive pursuant to subsection (F) below shall not exceed 100% of the exercise price of the underlying SAR.

(D) SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(E) Expiration of SARs. An SAR granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement; provided, that, the term of the SAR shall not exceed seven (7) years. Notwithstanding the foregoing, the rules of Sections 3.7(B), (C), and (D) also will apply to SARs.

(F) Payment of SAR Amount. Subject to the limitation set out in Section 5.1 (C)(iii) above, upon the exercise of an SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii) The number of Shares with respect to which the SAR is exercised.

At the discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 6. RESTRICTED STOCK UNITS

6.1 Grant of Restricted Stock Units. Restricted Stock Units may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year no Participant will receive Restricted Stock Units having an initial value greater than $600,000, except that Restricted Stock Units granted in connection with a Participant’s initial service as an Employee shall not have an aggregate initial value greater than $1,000,000.

6.2 Value of Restricted Stock. Each Restricted Stock Unit will have an initial value that is established by the Administrator on or before the date of grant.

6.3 Vesting. Subject to Section 7.4(C), a Restricted Stock Unit may not vest at a rate faster than one year following the date of grant. If a Restricted Stock Unit is not subject to achievement of performance goals then, subject to Section 7.4(C), such award willfully vest over a period of at least three (3) years from the date of grant

6.4 Performance Objectives and Other Terms. The Administrator will set performance objectives (including, without limitation, continued service) in its discretion which, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to the Participants. The time period during which the performance objectives must be met will be called the “Performance Period.” Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

6.5 Earning of Restricted Stock Units. After the applicable Performance Period has ended, the holder of Restricted Stock Units will be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Restricted Stock Unit, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Restricted Stock Unit.

6.6 Form and Timing of Payment of Restricted Stock Units. Payment of earned Restricted Stock Units will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Restricted Stock Units at the close of the applicable Performance Period) or in a combination thereof.

6.7 Cancellation of Restricted Stock Units. On the date set forth in the Award Agreement, all unearned or unvested Restricted Stock Units will be forfeited to the Company, and again will be available for grant under the Plan.

SECTION 7. GENERAL PROVISIONS

7.1 Term of Plan. Subject to Section 7.11, the Plan shall become effective on September 24, 2003. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 7.6.

7.2 Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator, in its sole discretion, makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) to family members (as such term is defined in the general instructions to Form S-8 under the Securities Act of 1933, or any successor thereto) through gifts or domestic relations orders, as permitted by the instructions to Form S-8 of the Securities Act of 1933.

7.3 Leaves of Absence. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

7.4 Adjustments Upon Changes in Capitalization, Merger or Change in Control.

(A) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, and the number of Shares as well as the price per Share covered by each outstanding Award, and the numerical Share limits in Sections 2, 3, 4, 5, and 6, shall be proportionately adjusted for any change in, or increase or decrease in the number of issued Shares, resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other change, or increase or decrease in the number of issued Shares, effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” The Board shall make such adjustment, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(B) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for the Participant to have the right to exercise his or her Award prior to such transaction as to all of the Shares covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Award shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, or earned, an Award will terminate immediately prior to the consummation of such proposed action.

(C) Merger or Change in Control.

(i) Options and Restricted Stock Awards. In the event of a merger of the Company with or into another corporation, or a Change in Control, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.

(1) In the event that the successor corporation refuses to assume or substitute for the Award, the Participant shall fully vest in and have the right to exercise his or her Option, Restricted Stock Award, or Stock Appreciation Right as to all of the Shares, including Shares as to which it would not otherwise be vested or exercisable, and all restrictions on Restricted Stock will lapse and all performance goals or other vesting criteria with respect to Restricted Stock Units will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option, Restricted Stock Award, or Stock Appreciation Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or Change in Control, the Administrator shall notify the Participant in writing or electronically that the Option, Restricted Stock Award, or Stock Appreciation Right shall be fully vested and exercisable for a period of not less than fifteen (15) days from the date of such notice, and the Option, Restricted Stock Award, or Stock Appreciation Right shall terminate upon the expiration of such period.

(2) For the purposes of this Section 7.4(C)(i), an Award shall be considered assumed if, following the merger or Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or Change in Control (and in the case of Restricted Stock Units, for each implied share determined by dividing the value of the Restricted Stock Unit by the per Share consideration received by holders of Common Stock in the merger or Change in Control), an amount of consideration (whether stock, cash, or other securities or property) equal to the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, Restricted Stock Award, or Stock Appreciation Right, for each Share subject to such Award (or in the case of Restricted Stock Units, the number of implied shares determined by dividing the value of the Restricted Stock Units by the per Share consideration received by holders of Common

Stock in the merger or Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per Share consideration received by holders of Common Stock in the merger or Change in Control.

(3) Notwithstanding anything in Section 7.4(C)(i)(2) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-merger or post-asset sale corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(D) Outside Director Option Grants. Notwithstanding anything in Section 7.4(C)(i) to the contrary, in the event of a merger of the Company with or into another corporation, or a Change in Control, in which an Outside Director is terminated or asked to resign, Options granted to such Outside Director under Section 3.2 shall vest 100% immediately prior to such merger or Change in Control. In the event of a merger or Change in Control in which an Outside Director is not terminated or asked to resign, such Outside Director’s Options granted under Section 3.2 shall be treated under the terms of Section 7.4(C)(i).

7.5 Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

7.6 Amendment and Termination of the Plan.

(A) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(B) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Additionally, notwithstanding anything in the Plan to the contrary, the Board may not, without the approval of the Company’s stockholders:

(i) materially increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization;

(ii) materially modify the requirements for eligibility to participate in the Plan; or

(iii) reprice Options issued under the Plan by lowering the exercise price of a previously granted award, by canceling outstanding Options and issuing replacements, or by otherwise replacing existing Options with substitute Options with a lower exercise price.

(C) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

7.7 Conditions Upon Issuance of Shares.

(A) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(B) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

7.8 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

7.9 Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

7.10 Participant’s Relationship with Company. Neither the Plan nor any Award shall confer upon the Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause.

7.11 Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

END OF PLAN

DETACH HERE

This PROXY is solicited on behalf of the Board of Directors of

PLANTRONICS, INC.

2004 ANNUAL MEETING OF STOCKHOLDERS

July 21, 2004

The undersigned stockholder of PLANTRONICS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 26, 2004, and hereby appoints Ken Kannappan, Barbara Scherer, and Rich Pickard, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of PLANTRONICS, INC. to be held on July 21, 2004 at 2:00 p.m. local time, at Plantronics, Inc., 345 Encinal Street, Santa Cruz, California 95060, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock with the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS, FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE 2003 STOCK PLAN, WHICH INCLUDES AN INCREASE OF ONE MILLION SHARES OF COMMON STOCK ISSUABLE THEREUNDER, FOR THE APPROVAL OF THE AMENDMENT TO THE 2003 STOCK PLAN TO ALLOW A PORTION OF THE SHARE RESERVE TO BE USED FOR AWARDS OF RESTRICTED STOCK, RESTRICTED STOCK UNITS AND CAPPED STOCK APPRECIATION RIGHTS, FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOOPERS LLP AS THE COMPANY’S INDEPENDENT ACCOUNTANTS AND AS SAID PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERTY COME BEFORE THE MEETING.

To vote through the Internet or by telephone, please see the instructions on the backside of this card. To vote by mail, please sign and date this card on the reverse and mail promptly in the enclosed postage-paid envelope.

SEE REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE
SIDE		SIDE

PLANTRONICS, INC.

C/O EQUISERVE

P.O. BOX 43068

PROVIDENCE, RI 02940

Voter Control Number

Your vote is important. Please vote immediately

Vote-by-Internet:		Vote-by-Telephone:

1. Log on to the Internet and go to http://www.exproxyvote.com.plt	OR	1. Call toll-free: 1-877-PRX-VOTE (1-877-779-8683)

2. Enter your Voter Control Number listed above and follow the easy steps outlined on the secured website.		2. Enter your Voter Control Number listed above and follow the easy recorded instructions.

If you are vote over the Internet or by Telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark votes as in this example.

The Board of Directors recommends a vote “FOR” Items 1, 2, 3 and 4.

1. Election of Directors. Nominees. (01) Patti Hart; (02) Ken Kannappan; (03) Trude Taylor; (04) Marv Tseu; (05) David Wegmann; and (06) Roger Wery.					2. Proposal to approve the amendment and restatement of the 2003 Stock Plan, which includes an increase of one million shares of common stock issuable thereunder.	FOR ☐	AGAINST ☐	ABSTAIN ☐

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

3.      Proposal to approve the amendment to the 2003 Stock Plan to allow a portion of the shares reserve to be used for awards of restricted stock, restricted stock units and capped stock appreciation rights.

						FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ For all nominees except as noted above					4. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent accountants of the Company for fiscal 2005.	FOR ☐	AGAINST ☐	ABSTAIN ☐

And, in their discretion, upon such other matter or matters which may properly come before the Annual Meeting of any adjournment or adjournments thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT    ☐

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

The signer(s) hereby revoke all proxies heretofore given by the signer(s) to vote at said Annual Meeting or any adjournment thereof.

Signature:				Date:	Signature:		Date: